                            ASSET PURCHASE AGREEMENT



                                  BY AND AMONG



                              MOMENTUM CORPORATION



                                      AND


                                T.K. GRAY, INC.

                                      AND

                                ITS SHAREHOLDERS





                          DATED AS OF:  APRIL 15, 1994

                            ASSET PURCHASE AGREEMENT
                                  BY AND AMONG
                              MOMENTUM CORPORATION
                                      AND
                                T.K. GRAY, INC.
                                      AND
                                ITS SHAREHOLDERS


                               TABLE OF CONTENTS




RECITALS    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE I.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE II.  Purchase and Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         Section   2.1.    Acquired Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
                   2.1.1.  Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                   2.1.2.  Accounts Receivables and Other Receivables . . . . . . . . . . . . . . . . . .    8
                   2.1.3.  Fixed Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                   2.1.4.  Real Property Leases and Leasehold Improvements  . . . . . . . . . . . . . . .    8
                   2.1.5.  Personal Property Leases   . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                   2.1.6.  Customer Lists, Business Papers, and Lists . . . . . . . . . . . . . . . . . .    9
                   2.1.7.  Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                   2.1.8.  Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                   2.1.9.  Intellectual Property Rights . . . . . . . . . . . . . . . . . . . . . . . . .   10
                   2.1.10. Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                   2.1.11. Other Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         Section   2.2.    Excluded Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         Section   2.3.    Liabilities of Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                   2.3.1.  Liabilities Not Assumed. . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                   2.3.2.  Assumed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         Section   2.4.    Calculation of Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . .   11
         Section   2.5.    Cash Payments at Closing . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         Section   2.6.    Allocation of Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . .   12

ARTICLE III.  Representations, Warranties and Covenants of Seller and Seller's Shareholders . . . . . . .   12
         Section   3.1.    Organization; Citizenship  . . . . . . . . . . . . . . . . . . . . . . . . . .   12





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
         Section  3.2.    Authority Relative to Agreement   . . . . . . . . . . . . . . . . . . . . . . .   12
         Section  3.3.    Title; Condition of Acquired Assets   . . . . . . . . . . . . . . . . . . . . .   13
         Section  3.4.    Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         Section  3.5.    Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         Section  3.6.    Contracts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         Section  3.7.    Employee Plans and Contracts  . . . . . . . . . . . . . . . . . . . . . . . . .   14
                  3.7.1.  Labor Union Contracts   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                  3.7.2.  Employee Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                  3.7.3.  Modification of Employee Plans and Certain Salaries   . . . . . . . . . . . . .   15
         Section  3.8.    Finders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         Section  3.9.    Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         Section  3.10.   Books and Records; Tax Returns  . . . . . . . . . . . . . . . . . . . . . . . .   15
         Section  3.11.   Absence of Certain Changes, Events, and Conditions  . . . . . . . . . . . . . .   15
         Section  3.12.   Accounts Receivable   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         Section  3.13.   Performance Under Contracts, Assumed Leases and Permits.  . . . . . . . . . . .   16
         Section  3.14.   Certain Interests   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         Section  3.15.   Books and Records   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         Section  3.16.   Real Property and Personal Property   . . . . . . . . . . . . . . . . . . . . .   17
                  3.16.1. Assumed Leases in Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
                  3.16.2. No Condemnation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         Section  3.17.   Intellectual Property Rights  . . . . . . . . . . . . . . . . . . . . . . . . .   17
         Section  3.18.   Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         Section  3.19.   Completeness of Schedules and Exhibits  . . . . . . . . . . . . . . . . . . . .   17
         Section  3.20.   No Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         Section  3.21.   No Omissions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         Section  3.22.   Limitations on Warranties   . . . . . . . . . . . . . . . . . . . . . . . . . .   18

ARTICLE IV.  Representations, Warranties and Covenants of Purchaser . . . . . . . . . . . . . . . . . . .   18
         Section  4.1.    Organization; Qualification   . . . . . . . . . . . . . . . . . . . . . . . . .   18
         Section  4.2.    Authority Relative to this Agreement  . . . . . . . . . . . . . . . . . . . . .   18
         Section  4.3.    Finders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

ARTICLE V.  Preclosing Covenants of the Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         Section  5.1.    Accuracy of Representations and Warranties  . . . . . . . . . . . . . . . . . .   19
         Section  5.2.    Conduct of Business Prior to Closing  . . . . . . . . . . . . . . . . . . . . .   19
                  5.2.1.  Material Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                  5.2.2.  Accounting Practices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                  5.2.3.  Encumbrances or Transfers   . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                  5.2.4.  Employment Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                  5.2.5.  Credit Policy; Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                  5.2.6.  Employee Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                  5.2.7.  Dividends and Distributions   . . . . . . . . . . . . . . . . . . . . . . . . .   20
                  5.2.8.  Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         Section  5.3.    Preservation of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . .   21





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
         Section  5.4.    Closing Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         Section  5.5.    Purchaser's Access to Information and Records Before Closing  . . . . . . . . .   21
         Section  5.6.    Audit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         Section  5.7.    Required Consents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

ARTICLE VI.  Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         Section  6.1.    Time and Place of Closing   . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         Section  6.2.    Collateral Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                  6.2.1.  Seller Collateral Agreements  . . . . . . . . . . . . . . . . . . . . . . . . .   22
                  6.2.2.  Shareholder Collateral Agreements . . . . . . . . . . . . . . . . . . . . . . .   22
         Section  6.3.    Documents to be Delivered by the Seller and Seller's Shareholders . . . . . . .   23
                  6.3.1.  Seller Collateral Agreements  . . . . . . . . . . . . . . . . . . . . . . . . .   23
                  6.3.2.  Seller's Closing Certificate  . . . . . . . . . . . . . . . . . . . . . . . . .   23
                  6.3.3.  Certified Resolution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
                  6.3.4.  Certificate of Good Standing  . . . . . . . . . . . . . . . . . . . . . . . . .   23
                  6.3.5.  Opinion of Counsel for Seller and Seller's Shareholders . . . . . . . . . . . .   23
         Section  6.4.    Documents to be Delivered by Purchaser  . . . . . . . . . . . . . . . . . . . .   23
                  6.4.1.  Collateral Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
                  6.4.2.  Purchaser's Closing Certificate   . . . . . . . . . . . . . . . . . . . . . . .   23
                  6.4.3.  Certificate of Good Standing  . . . . . . . . . . . . . . . . . . . . . . . . .   23
                  6.4.4.  Opinion of Counsel for Purchaser  . . . . . . . . . . . . . . . . . . . . . . .   23
         Section  6.5.    Effect of Closing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         Section  6.6.    Possession, Title and Risk of Loss  . . . . . . . . . . . . . . . . . . . . . .   24
         Section  6.7.    Transfer Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

ARTICLE VII.  Conditions Precedent to Obligations of Purchaser  . . . . . . . . . . . . . . . . . . . . .   24
         Section  7.1.    Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . .   24
         Section  7.2.    Performance by Seller   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         Section  7.3.    Delivery of Documents, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . .   24
         Section  7.4.    Discharge of Bank Obligations and Liens   . . . . . . . . . . . . . . . . . . .   24
         Section  7.5.    Hart-Scott-Rodino   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         Section  7.6.    Required Consents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         Section  7.7.    Purchase Price Allocation   . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         Section  7.8.    Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         Section  7.9.    No Adverse Change   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         Section  7.10.   Financial Status  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         Section  7.11.   Due Diligence   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

ARTICLE VIII.  Conditions Precedent to Obligations of Seller and Seller's Shareholders  . . . . . . . . .   25
         Section  8.1.    Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . .   25
         Section  8.2.    Performance by Purchaser  . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         Section  8.3.    Delivery of Documents, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . .   25





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
         Section  8.4.    Discharge of Bank Obligations   . . . . . . . . . . . . . . . . . . . . . . . .   26
         Section  8.5.    Hart-Scott-Rodino   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         Section  8.6.    Required Consents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         Section  8.7.    Purchase Price Allocation   . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         Section  8.8.    Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

ARTICLE IX.  Additional Covenants of the Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         Section  9.1.    Purchaser Not a Successor   . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         Section  9.2.    Gray Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                  9.2.1.  Offer of Employment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                  9.2.2.  Severance Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
                  9.2.3.  Credit for Service with Seller  . . . . . . . . . . . . . . . . . . . . . . . .   27
                  9.2.4.  Seller's Employment Agreements  . . . . . . . . . . . . . . . . . . . . . . . .   27
                  9.2.5.  No Rights to Employment   . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
                  9.2.6.  401(k) Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         Section  9.3.    Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         Section  9.4.    Mutual Cooperation with Respect to Taxes  . . . . . . . . . . . . . . . . . . .   27
         Section  9.5.    Cooperation in Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         Section  9.6.    Right of First Negotiation  . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         Section  9.7.    Exclusivity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         Section  9.8.    Filings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         Section  9.9.    Change of Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         Section  9.10.   Product Warranty and Customer Claims  . . . . . . . . . . . . . . . . . . . . .   29
         Section  9.11.   Disposal of Unsaleable Hazardous Material   . . . . . . . . . . . . . . . . . .   29
         Section  9.12.   Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         Section  9.13.   Accrued Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

ARTICLE X.  Indemnification, Dispute Resolution and Remedies  . . . . . . . . . . . . . . . . . . . . . .   29
         Section  10.1.   Indemnity by Seller and Seller's Shareholder  . . . . . . . . . . . . . . . . .   29
         Section  10.2.   Indemnification by Seller and Seller's Shareholders   . . . . . . . . . . . . .   29
         Section  10.3.   Indemnity by Purchaser  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         Section  10.4.   Limits of Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         Section  10.5.   Survival of Representations, Warranties, Etc.   . . . . . . . . . . . . . . . .   31
         Section  10.6.   Specific Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         Section  10.7.   Other Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         Section  10.8.   Satisfaction of Awards  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         Section  10.9.   Defense of Claims   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         Section  10.10.  Arbitration   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

ARTICLE XI.  Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         Section  11.1.   Termination Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
                  11.1.1. Material Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
                  11.1.2. Conditions Not Met  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
                  11.1.3. Mutual Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
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
                  11.1.4. Closing Not Occurred  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         Section  11.2.   Effect of Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34

ARTICLE XII.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         Section  12.1.   Complete Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         Section  12.2.   Certificates of Parties   . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         Section  12.3.   Waiver, Discharge, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         Section  12.4.   Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         Section  12.5.   Public Announcements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         Section  12.6.   Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         Section  12.7.   Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         Section  12.8.   Execution in Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         Section  12.9.   Titles and Headings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         Section  12.10.  Schedules   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         Section  12.11.  Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         Section  12.12.  Incorporation by Reference of Exhibits and Schedules  . . . . . . . . . . . . .   37

SCHEDULES AND EXHIBITS:
         SCHEDULES                             TITLES
         2.1.1                                 INVENTORY
         2.1.2(a)                              ACCOUNTS RECEIVABLE
         2.1.2(b)                              OTHER RECEIVABLES
         2.1.3                                 FIXED ASSETS
         2.1.4                                 REAL PROPERTY LEASES
         2.1.5                                 PERSONAL PROPERTY LEASES
         2.1.7                                 PERMITS
         2.1.8                                 MATERIAL CONTRACTS
         2.1.9                                 INTELLECTUAL PROPERTY RIGHTS
         2.2                                   EXCLUDED ASSETS
         2.5                                   PURCHASER'S CREDIT AGAINST PURCHASE PRICE
         3.1                                   FOREIGN QUALIFICATIONS
         3.2(a)                                SELLER'S REQUIRED CONSENTS
         3.2(b)                                SELLER'S SHAREHOLDERS' REQUIRED CONSENTS
         3.3                                   CONDITION OF ACQUIRED ASSETS
         3.4                                   COMPLIANCE WITH LAWS
         3.5                                   LITIGATION
         3.7.2                                 EMPLOYEE PLANS
         3.7.3                                 MODIFICATION OF EMPLOYEE PLANS AND CERTAIN SALARIES
         3.9                                   OTHER LIABILITIES
         3.10                                  MATERIAL REPORTS AND RETURNS NOT FILED
         3.11                                  CHANGES, EVENTS AND CONDITIONS





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
         3.14                                  CERTAIN INTERESTS
         3.18                                  INSURANCE
         5.3                                   1994 PROJECTIONS
         5.7                                   REQUIRED CONSENTS
         9.2.4                                 SELLER'S EMPLOYMENT AGREEMENTS

         EXHIBITS                              TITLE

         6.2.1(a)                              BILL OF SALE, ASSUMPTION AND ASSIGNMENT AGREEMENT
         6.2.1(b)                              FORM OF ESCROW AGREEMENT
         6.2.2(a)(1)-(5)                       EMPLOYMENT AGREEMENTS
         6.2.2(b)(1)-(9)                       NONCOMPETITION AGREEMENTS
         6.3.2                                 SELLER'S AND SELLER'S SHAREHOLDERS' COMPLIANCE CERTIFICATE
         6.3.5                                 OPINION OF ROSS, ROSENBLATT & WILSON, LTD.
         6.4.2                                 PURCHASER'S COMPLIANCE CERTIFICATE
         6.4.4                                 OPINION OF PRESTON GATES & ELLIS





                                     (-vi-)

                            ASSET PURCHASE AGREEMENT

      This Asset Purchase Agreement (the "Agreement") is made and entered into as of the 14th day of April, 1994, by and among Momentum Corporation ("Purchaser"), a Delaware corporation, T.K. Gray, Inc. ("Seller"), a Minnesota corporation, Christine O. Barnes ("COB"), Steven B. Barnes ("SBB"), Kurt L. Holzinger ("Holzinger"), Brad Holzinger Irrevocable Trust U/A dated July 24, 1989 ("Brad Trust"), Kyle Holzinger Irrevocable Trust U/A dated July 24, 1989 ("Kyle Trust"), John M. Carnahan ("Carnahan"), James L. Menne ("Menne"), Michael Menne Irrevocable Trust U/A dated July 24, 1989 ("Michael Trust"), Marla Menne Irrevocable Trust U/A dated July 24, 1989 ("Marla Trust") (collectively COB, SBB, Holzinger, Brad Trust, Kyle Trust, Carnahan, Menne, Michael Trust and Marla Trust are referred to herein as "Seller's Shareholders").

                                   RECITALS:

      (i) Seller is engaged in the business of the sale and distribution of graphic arts, press bindery and printed circuit wholesale supplies and equipment ("Seller's Business");

      (ii) Subject to the conditions contained in this Agreement, the parties desire that the Purchaser purchase and Seller sell, certain assets and assume certain specifically identified liabilities related to Seller's Business as specifically provided for in this Agreement; and

      (iii) The parties desire to set forth in writing the terms of their agreement.

                                   AGREEMENT:

      NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I.
                                  DEFINITIONS

      For purposes of this Agreement:

      ACCOUNTS RECEIVABLE. "Accounts Receivable" shall have the meaning set forth in Section 2.1.2.

      ACCOUNTS RECEIVABLE BALANCE. "Accounts Receivable Balance" shall mean the book value of the Accounts Receivable, net of reserves for doubtful accounts and recoveries from accounts previously written off, as of the Cutoff Date.

      AGREEMENT.  "Agreement" shall mean this Asset Purchase Agreement.

      ASSIGNMENT AND ASSUMPTION AGREEMENT. "Assignment and Assumption Agreement" shall mean the Bill of Sale, Assumption and Assignment Agreement, to be entered into among the Purchaser and the Seller, pursuant to Section 6.2.1(a).

      ASSUMED LEASES. "Assumed Leases" shall mean those Real Property Leases to be assumed by the Purchaser at Closing pursuant to Section 2.1.4 and those Personal Property Leases to be assumed by the Purchaser at Closing pursuant to
Section 2.1.5.

      ACQUIRED ASSETS.  "Acquired Assets" shall have the meaning set forth in
Section 2.1.

      ASSUMED LIABILITIES. "Assumed Liabilities" shall have the meaning set forth in Section 2.3.2.

      BALANCE SHEET LIABILITIES. "Balance Sheet Liabilities" shall have the meaning set forth in Section 2.3.2.

      BANK.  "Bank" shall mean Norwest Bank Minnesota, National Association.

      BANK OBLIGATIONS. "Bank Obligations" shall mean all obligations to the Bank for principal, interest and other costs, charges, liens and encumbrances including, without limitation, those incurred pursuant to that certain Revolving Credit Agreement dated as of October 19, 1990 and all amendments thereto.

      CLAIM. "Claim" shall mean any claim, known or unasserted, for damages (including punitive damages), Response Costs, Fines, penalties, assessments, injunctive or other relief, whether or not based on personal injury, property damage, damage to the environment, or other economic loss, and whether in contract or tort, at law or in equity, and whether or not the act or omission giving rise to the claim took place after, on, or prior to, the Cutoff Date.

      CLOSING.  "Closing" shall have the meaning set forth in forth in Section
6.1.

      CLOSING DATE. "Closing Date" shall have the meaning set forth in Section 6.1.

      CODE.  "Code" shall mean the Internal Revenue Code of 1986, as amended.

      COLLATERAL AGREEMENTS. "Collateral Agreements" shall have the meaning set forth in Section 6.2.

      CONTRACT.  "Contract" shall have the meaning set forth in Section 2.1.8.

      CUSTOMER LISTS, BUSINESS PAPERS, AND LISTS. "Customer Lists, Business Papers, and Lists" shall have the meanings set forth in Section 2.1.6.

      CUTOFF DATE. "Cutoff Date" shall mean 11:59 PM Central Standard Time on February 28, 1994.

      DAMAGES. "Damages" shall mean any and all losses, costs or deficiencies when incurred (including, without limitation, interest, penalties, assessments, court costs, Response Costs, Fines, Judgments and reasonable attorneys' fees and disbursements but excluding any costs of internal personnel and related overhead) and any losses when incurred that may result from the granting of injunctive relief in any suit, action or proceeding; provided, however, that 'Damages' shall not include any consequential or punitive damages arising out of or occurring in connection with any of the foregoing.

      DECEMBER 31ST INCOME STATEMENT. "December 31st Income Statement" shall have the meaning set forth in Section 5.6.

      DISPUTE.  "Dispute" shall have the meaning set forth in Section 10.10.

      ENVIRONMENTAL LAW. The term "Environmental Law" includes any law, statute, ordinance, order, rule, or regulation pertaining to health, industrial hygiene or the environment, and the regulations implementing such laws, statutes and regulations adopted thereunder and amendments thereto and, to the extent Seller or Seller's Shareholders has Knowledge of any proposed such laws, statutes or regulations.

      EMPLOYEE PLANS. "Employee Plans" shall mean all systematic methods of compensation or contribution, including without limitation all pension, profit-sharing, retirement, health, accident, disability, medical, or dental plans, life insurance, severance, vacation pay, incentive, bonus, stock option, stock appreciation, stock bonus, parachute payments, deferred compensation, and other programs of compensation, and including without limitation any voluntary employees' beneficiary associations within the meaning of Section 501(c)(9) of the Code, employee benefit plans within the meaning of Section 3(3) of ERISA, multiemployer plans within the meaning of Sections 3(37) and 4001(a)(3) of ERISA, or similar arrangements, either domestic or foreign, any employment contracts or executive compensation agreements, written or otherwise, for the benefit of, or relating to, any one or more of the directors, officers, or employees of Seller or employed at, or working for, or otherwise involved in Seller's Business.

      ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      ESCROW AGENT. "Escrow Agent" shall be Bank America State Trust Company as authorized agent for Seattle-First National Bank.

      ESCROW AGREEMENT. "Escrow Agreement" shall mean the escrow agreement to be entered into among the Purchaser, the Seller and the Escrow Agent pursuant to Section 6.2.1(b).

      ESCROW FUND. "Escrow Fund" shall mean the escrow fund established pursuant to the Escrow Agreement as more particularly described therein.

      EXCESS DOUBTFUL ACCOUNTS RESERVE. "Excess Doubtful Accounts Reserve" shall have the meaning set forth in Section 10.4(c).

      EXCESS RESERVES.  "Excess Reserves" shall have the meaning set forth in
Section 10.4.(c)

      EXCESS OLD INVENTORY OBSOLESCENCE RESERVE. "Excess Old Inventory Obsolescence Reserve" shall have the meaning set forth in Section 10.4(c).

      EXCLUDED ASSETS.  "Excluded Assets" shall have the meaning set forth in
Section 2.2.

      FEBRUARY 28TH BALANCE SHEET. "February 28th Balance Sheet" shall have the meaning set forth in Section 5.6.

      FINE. "Fine" means any fine or other civil or criminal penalty or assessment imposed by a unit of government for violation of any statute, ordinance, regulation, Judgment, or order.

      FINANCIAL STATEMENTS. "Financial Statements" shall mean the audited balance sheet and income statement of Seller as of December 31, 1993 and the February 28th Balance Sheet.

      FIXED ASSETS. "Fixed Assets" shall have the meaning set forth in Section 2.1.3.

      FUNDED DEBT. "Funded Debt" shall mean the sum of all bank and other institutional debt including, but not limited to, any bank overdrafts, and any interest or other accrued or accumulated charges thereon but excluding Personal Property Leases as set forth on the February 28th Balance Sheet.

      GAAP. "GAAP" shall mean generally accepted accounting principles in the United States of America that are consistent with (i) the principles promulgated or adopted by the Financial Accounting Standards Board ("FASB") and its predecessors, (ii) the principles applied in the preparation of Seller's financial statements for the fiscal years ended December 31, 1992 and 1993, and
(iii) an unqualified opinion delivered by a certified public accountant, insofar as the use of accounting principles is pertinent, as to financial statements in which such accounting principles have been properly applied.

      GAAS. "GAAS" shall mean generally accepted auditing standards in the United States of America that are consistent with the standards promulgated or adopted by the Auditing Standards Board of the American Institute of Certified Public Accountants in effect for Seller's fiscal years ended December 31, 1992 and 1993.

      GRAY EMPLOYEES. "Gray Employees" shall mean the employees of Seller's Business.

      HAZARDOUS MATERIAL. The term "Hazardous Material" includes without limitation those substances included within the definitions of "Hazardous Substances," "Hazardous Materials," "Toxic Substances," "Hazardous Waste," or "Solid Waste" in any Environmental Law, those substances listed in the United States Department of Transportation Table (49 C.F.R. 172.01 and any amendments thereto) or by the Environmental Protection Agency as hazardous substances (40 C.F.R. Part 302 and amendments thereto), such other substances, materials, and wastes that are regulated or are classified as hazardous or toxic by any agency or instrumentality of any government or political subdivision of any government having jurisdiction over Seller, and oil and petroleum products, asbestos, polychlorinated biphenyls, and urea formaldehyde. Without limiting the foregoing, Hazardous Material shall also include any substance that after being released into the environment and upon exposure, ingestion, inhalation, or assimilation, either directly from the environment or indirectly by ingestion through food chains, will or may reasonably be anticipated to cause or significantly contribute to an increase in death, disease, behavior abnormalities, cancer and/or genetic abnormalities, or pose a substantial present or potential hazard to human health or the environment when it is improperly transported, treated, stored or disposed or otherwise handled or managed, or has the characteristics of ignitability, corrosivity, reactivity, or EP toxicity (as the latter is defined in any Environmental Law).

      INTELLECTUAL PROPERTY RIGHTS. "Intellectual Property Rights" shall have the meaning set forth in Section 2.1.9.

INVENTORY.  "Inventory" shall have the meaning set forth in Section 2.1.1.

      JUDGMENT. "Judgment" shall mean any judgment, order, award, or decree of any court, governmental authority, regulatory body, or arbitrator of any kind, with respect to which all applicable appeal periods have expired or with respect to which an appeal may not be taken without first incurring a substantial change in condition, whether monetary or otherwise, before which an appeal can be taken.

      JUDICIAL ACTION. "Judicial Action" shall mean any action, lawsuit, Claim, proceeding, hearing, administrative proceeding, or investigation (or group of related actions, lawsuits, Claims, proceedings, hearings, administrative proceedings, or investigations).

      KNOWLEDGE. "Knowledge", as used in this Agreement or the instruments, certificates or other documents required under this Agreement, shall mean actual knowledge, after reasonable inquiry, of a fact.

      KNOWLEDGE OF THE SELLERS OR SELLER'S SHAREHOLDERS. "Knowledge of the Seller or Seller's Shareholders" (or any derivative) shall mean the actual knowledge of a fact, after reasonable inquiry, as of the date of this Agreement (or such other date as may be specified in the relevant document, certificate or disclosure) of any of COB, SBB, Holzinger, Carnahan or Menne.

      LIABILITY/LIABILITIES. "Liability" or "Liabilities" shall mean all obligations, contingent and otherwise, that in accordance with GAAP should be either classified as liabilities on, or referred to in footnotes to, an audited balance sheet of Seller presented in accordance with GAAS, without regard to limiting concepts such as materiality or conclusiveness of such obligations.

      MATERIAL CONTRACT.   "Material Contract" shall have the meaning set forth
in Section 2.1.8.

      NON-DISCLOSURE AGREEMENT. "Non-Disclosure Agreement" shall mean the Non-Disclosure Agreement dated October 12, 1993 between the Purchaser and Seller.

      NONSITE SPECIFIC CLAIM. "Nonsite Specific Claim" means any Claim asserted against Seller or Purchaser that is not a Site Specific Claim, including without limitation, (a) any Claim based upon (i) manufacture, formulation, delivery, use, application, or sale of products to others in the chain of distribution, ultimate users or other parties, (ii) exposure of third parties to products, or (iii) operations of motor vehicles; (b) worker's compensation claims or other Claims of employees relating to employment; (c) Claims resulting from commercial transactions, including Claims arising from the purchase or sale of goods or breach of contract; (d) Claims of damage or injury to real or personal property including the environment relating to the sale, use, transportation, storage, or disposal of products formulated or distributed; and (e) Claims related to Nonsite Specific Claims.

      OTHER RECEIVABLES.  "Other Receivables" has the meaning set forth in
Section 2.1.2.

      PERMITS.  "Permits" shall have the meaning set forth in Section 2.1.7.

      PERSONAL PROPERTY LEASES. "Personal Property Leases" shall have the meaning set forth in Section 2.1.5.

      PROJECTIONS.  "Projections" shall have the meaning set forth in Section
5.3.

      PURCHASE PRICE.  "Purchase Price" shall have the meaning set forth in
Section 2.4.

      PURCHASER'S AUDITOR. "Purchaser's Auditor" shall have the meaning set forth in Section 5.6.

      REAL PROPERTY. "Real Property" means the real property subject to the Real Property Leases.

      REAL PROPERTY LEASES. "Real Property Leases" shall have the meaning set forth in Section 2.1.4.

      REQUIRED CONSENTS. "Required Consents" shall have the meaning set forth in Section 5.7.

      RESPONSE COSTS. "Response Costs" shall include any expense, cost, or Liability incurred as a result of Purchaser's response to any governmental or third party action, claim, or request for information relating to the generation, treatment, transport, arranging for the transport, manufacture, formulation, use, storage, disposal, release, discharge, spill, handling, or transportation of any material (including Hazardous Materials) including but not limited to investigation, remediation, removal, negotiation, processing, administration, and all consultant costs, including attorneys' and other professionals' fees related thereto.

      RETAINED LIABILITIES. "Retained Liabilities" has the meaning set forth in Section 2.3.1.

      SELLER'S AUDITOR.  "Seller's Auditor" shall have the meaning set forth in
Section 5.6.

      SELLER'S BUSINESS. "Seller's Business" shall have the meaning set forth in Recital (i).

      SITE SPECIFIC CLAIM. "Site Specific Claim" means any Claim arising out of alleged or actual violation of Environmental Law, or contamination of air, soil, surface water, or ground water, including damage to the environment, asserted against Seller or Purchaser affecting, impacting, or relating, in any way, to any real estate that is now or has ever been associated with Seller's business and includes but is not limited to: (a) Response Costs and all costs of investigation, removal and remedial actions, and clean-up of the parcel and related parcels and other costs of compliance with Environmental Law, including without limitation fees and costs paid to consultants, project managers, contractors, engineers, or attorneys, (b) Claims by adjoining property owners or other third parties based on the generation, treatment, disposal, transportation, handling, storage, application, discharge, or release of Hazardous Materials related in any way to the parcel or the operation thereon, and (c) Claims relating to disposal sites upon which or to which waste of any kind, including but not limited to Hazardous Material, has been taken by Seller or on behalf of Seller prior to Closing.

      STATUTORY PERIOD.  "Statutory Period" shall have the meaning set forth in
Section 10.5.

      UNSALEABLE HAZARDOUS MATERIAL. "Unsaleable Hazardous Material" shall mean hazardous material (a) which was formulated or manufactured other than in accordance with applicable governmental or agency regulations as of the date of this Agreement, (b) as to which the manufacturer's recommended use date has expired, (c) that is in leaking packaging or that is otherwise unsaleable or unusable in Seller's Business.

      WARRANTIES.  "Warranties" shall have the meaning set forth in Section
2.1.10.

                                  ARTICLE II.
                               PURCHASE AND SALE

      SECTION 2.1. ACQUIRED ASSETS. Subject to the terms and conditions and in reliance upon the representations, warranties, obligations, and agreements set forth in this Agreement, at the Closing Seller shall sell, assign, transfer, convey, and deliver to Purchaser, and Purchaser shall purchase, acquire, and accept all of the assets of Seller, including without limitation those assets described in Sections 2.1.1 through 2.1.11 below, wherever located, related to Seller's Business, as the same existed on December 31, 1993, and as they may thereafter have been or hereafter may be adjusted as the result of the normal operations of Seller, up to and including the Closing Date, other than Excluded Assets (the "Acquired Assets"), free and clear of all liens, charges, restrictions, and encumbrances except those set forth in the relevant Schedules to this Agreement or otherwise described below. The Acquired Assets shall be purchased for the amounts described in Section 2.4 and in accordance with the procedures described in Sections 2.5, 2.6 and Article VI.

            2.1.1. INVENTORY. "Inventory" shall mean all merchandise held for resale in the ordinary course of business, raw materials and work-in-process, provided that "Inventory" shall not include, and Purchaser shall not purchase, any Unsaleable Hazardous Material. A list of the Inventory as of February 28, 1994 is set forth in Schedule 2.1.1.

            2.1.2. ACCOUNTS RECEIVABLES AND OTHER RECEIVABLES. "Accounts Receivable" shall mean all receivables, notes receivable, and deposits, together with any unpaid interest accrued thereon from the respective obligors and any security or collateral therefor, related to Seller's Business but does not include Other Receivables and contra accounts. A list of aged Accounts Receivable as of February 28, 1994 is set forth in
      Schedule 2.1.2(a). "Other Receivables" shall mean special equipment accounts and prepaid expenses. A list of aged Other Receivables as of February 28, 1994 is set forth in Schedule 2.1.2(b).

            2.1.3. FIXED ASSETS. "Fixed Assets" shall mean: (a) all of Seller's right, title, and interest in all machinery, equipment, furniture, fixtures, personalty, computer systems and related software, trucks, and automobiles related to Seller's Business, whether or not such item is recorded on any financial statement of Seller's Business, and (b) all rights of Seller under or pursuant to all warranties, representations, and guaranties made by suppliers, manufacturers, and contractors in connection with products sold to or services provided to Seller, or affecting the property described in (a) above. A complete list of the Fixed Assets as of February 28, 1994 (other than fully depreciated Fixed Assets) is set forth as Schedule 2.1.3.

            2.1.4. REAL PROPERTY LEASES AND LEASEHOLD IMPROVEMENTS. "Real Property Leases" shall mean all of Seller's right, title, and interest in the Real Property and leasehold improvements (including capitalized leases) related thereto, any prepaid rent, security deposits, and options to renew or purchase thereunder all of which leases are listed on
      Schedule 2.1.4. A true and correct copy of each Real Property Lease has been delivered to Purchaser by Seller.

            2.1.5. PERSONAL PROPERTY LEASES. "Personal Property Leases" shall mean all of Seller's right, title and interest in the personal property leases (including capitalized leases), for any machinery, equipment, vehicle, or computer or other tangible personal property owned by a third party, or under which Seller is a lessor of, or makes available for use by any third party, any tangible personal property owned (including ownership for tax purposes) by Seller, and any prepaid rent, security deposits, and option to renew or purchase thereunder. Each Personal Property Lease pertaining to tangible personal property having a fair market value in excess of Twenty-Five Thousand Dollars ($25,000) is listed on Schedule 2.1.5, and a true and correct copy has been delivered to Purchaser by Seller.

            2.1.6. CUSTOMER LISTS, BUSINESS PAPERS, AND LISTS. "Customer Lists, Business Papers, and Lists" shall mean all right, title, and interest of Seller in and to all files and papers relating to Seller's Business, including without limitation customer lists, supplier lists, computer data, product data, sales and advertising materials, sales, distribution, and purchase correspondence, trade association memberships, lists of former customers and suppliers, facilities plans and specifications, and personnel, payroll, employment, and other records relating to Seller's Business, whether or not held by Seller or a third party, but excluding corporate minute books, stock books, and tax returns and other Excluded Assets.

            2.1.7. PERMITS. "Permits" shall mean all right, title, and interest in and to all of Seller's transferrable permits, licenses, filings, authorizations, approvals, or indicia of authority (and any pending applications for any thereof), to conduct the business and operations of Seller's Business as presently conducted and to own, construct, operate, and maintain any fixture, equipment, vehicle, or machinery of Seller's Business as issued by any governmental agency, authority, or other instrumentality of the United States or any state or political subdivision of the United States, including without limitation those listed in Schedule 2.1.7.

            2.1.8. CONTRACTS. "Contracts" shall mean all contracts, purchase orders, instruments or licenses to which Seller or Seller's Shareholders are a party relating to Seller's Business and operations including without limitation Contracts with respect to (a) personal property, (b) the purchase or sale of Inventory, materials, supplies, and services, and
      (c) the marketing and sale of the products or services of Seller's Business, including without limitation all of Seller's rights, known or unknown, of recovery, contribution, or indemnification against any third party arising out of any such Contract. The term "Contract" does not include Real Property Leases or Personal Property Leases. Schedule 2.1.8 contains, with respect to Seller's Business and except with respect to Excluded Assets, a list of the following Contracts (collectively, "Material Contracts"):

                         (i) all agreements or Contracts of Seller not made in the ordinary course of business requiring payment in excess of Twenty Five Thousand Dollars ($25,000) or the furnishing of services for a period in excess of six (6) months after the Closing;

                         (ii) all Contracts containing covenants not to compete or confidentiality agreements; and

                         (iii) purchase orders or similar Contracts and
                  Contracts for services executed in accordance with the ordinary course of business involving (A) the furnishing of a supply of products over a period in excess of six (6) months,
                  (B) payment by Seller of more than Twenty Five Thousand Dollars ($25,000), or (C) requiring the furnishing of services extending for a term beyond six (6) months after the Closing Date (unless terminable without payment or penalty upon not more than 30 days' notice).

A true and correct copy of each Material Contract or agreement listed in
Schedule 2.1.8. has been delivered to Purchaser by Seller.

            2.1.9. INTELLECTUAL PROPERTY RIGHTS. "Intellectual Property Rights" shall mean any and all United States and foreign rights and interests of Seller, if any, in and to any licenses, patents, copyrights, logos, slogans, trade names, trademarks, service marks, and registrations and registration applications for trademarks and service marks owned by Seller or used in the operation of Seller's Business (including without limitation the use of the corporate name "T.K. Gray, Inc."), as well as all trade secrets, if any, owned by Seller or used in operation of Seller's Business, including without limitation those listed in Schedule 2.1.9.

            2.1.10. WARRANTIES. "Warranties" shall mean all rights of Seller under or pursuant to all warranties, representations, or guaranties made by suppliers, manufacturers, and contractors in connection with products sold to or services provided to Seller for Seller's Business, or affecting the property, machinery, or equipment used by Seller in Seller's Business, except as such warranties relate to Excluded Assets or Retained Liabilities.

            2.1.11. OTHER ASSETS. All of Seller's right, title, and interest as of the Cutoff Date and thereafter in all other assets of Seller used in the business and operations of, or residing with, Seller's Business, including but not limited to cash, that are not Excluded Assets.

      SECTION 2.2.  EXCLUDED ASSETS.  Seller shall retain and not sell to
Purchaser: (a) assets which are not legally transferable to Purchaser, (b) any Material Contracts required to be disclosed pursuant to Section 2.1.8. which are not disclosed, provided that at Purchaser's election Purchaser may assume any such Contract, which upon such assumption such Contract shall be included in the Acquired Assets and shall be deemed to be subject to the Assignment and Assumption Agreement, and (c) the assets listed on Schedule 2.2 (collectively, the "Excluded Assets").

      SECTION 2.3.  LIABILITIES OF SELLER.

            2.3.1. LIABILITIES NOT ASSUMED. Except as specifically set forth in Section 2.3.2 below, Purchaser shall not assume, pay, perform, or discharge (or cause to be paid, performed, or discharged) any Liabilities, expenses, obligations, or other liabilities, whether known, unknown, fixed, unliquidated, absolute, contingent, or otherwise, of Seller, including but not limited to (a) any severance obligation or any other Liability associated with the Gray Employees relating to periods prior to the Cutoff Date or termination by Seller pursuant to Section 9.2.1, and (b) any Claim or Liability relating, in any way, to Seller's performance or lack thereof, of any Contracts or leases before the Cutoff Date (including, but not limited to, Claims or Liabilities related to products liability or warranty claims but excluding product warranty and customer claims assumed by Purchaser pursuant to Section 9.10) (collectively the "Retained Liabilities").

            2.3.2. ASSUMED LIABILITIES. Purchaser agrees at the Closing to assume, pay and perform according to their terms only the following Liabilities (collectively, the "Assumed Liabilities"):

                         (i) the accrued expenses, accounts payable, and other Liabilities related to Seller's Business but only to the extent such liabilities are required to be recorded in accordance with GAAP and are fully reflected or reserved for in the February 28th Balance Sheet (together with adjustments passed in the audit of the February 28th Balance Sheet and additions or deletions to such Liabilities attributable to and incurred in the conduct of the ordinary course of Seller's Business between the Cutoff Date and the Closing Date which if incurred prior to the Cutoff Date would have been classified as Liabilities for purposes of the February 28th Balance Sheet) (the "Balance Sheet Liabilities"); provided, that any expenses described in Section 12.6 in excess of Sixty-Four Thousand Five Hundred Eighty-Two Dollars ($64,582) shall be Retained Liabilities and not Assumed Liabilities.


                         (ii) the accrued salary, commissions, vacation and sick pay, expense reimbursement and other entitlement program expense of the Gray Employees to the extent such liabilities are fully reflected or reserved for in the February 28th Balance Sheet or were incurred in the ordinary course of Seller's Business prior to Closing pursuant to plans or programs disclosed by Seller to Purchaser on Schedule 3.7.2 (the "Gray Employee Liabilities");

      SECTION 2.4. CALCULATION OF PURCHASE PRICE. The "Purchase Price" for the Acquired Assets shall consist of the Assumed Liabilities plus cash payments equal to the sum of Fifteen Million Three Hundred Ninety-Eight Thousand Five Hundred Dollars ($15,398,500). The Purchase Price shall be paid in accordance with Sections 2.5.

      SECTION 2.5. CASH PAYMENTS AT CLOSING. At the Closing, Purchaser shall deliver, by wire transfers, in immediately available funds, in accordance with the applicable party's instructions, to (a) Seller, Nine Million Two Hundred Sixty Thousand Five Hundred Sixty-Eight Dollars ($9,260,568) , (b) each of Seller's Shareholders, One Thousand Dollars ($1,000) per the Noncompetition Agreements, (c) Escrow Agent, Six Hundred Thousand Dollars ($600,000), and (d) Bank, an amount sufficient to fully discharge the Funded Debt as of the Closing Date, which as of the Cutoff Date had a balance (principal, accrued interest and all other charges) due of Five Million Four Hundred Sixty-Seven Thousand Five Hundred Ninety and No/100s Dollars ($5,467,590). Purchaser will receive as of the Closing a credit against the Purchase Price of Seventy Thousand Three Hundred Forty-Two Dollars ($70,342) as detailed on Schedule 2.5.

      SECTION 2.6. ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Acquired Assets as agreed by the parties, such agreement to be completed prior to Closing Seller and Purchaser agree that the Purchase Price and the allocation thereof shall be determined at arms-length and in good faith on the basis of what the parties believe to be the fair market value of the Acquired Assets. Seller and Purchaser agree that each party shall report the transactions contemplated by this Agreement for income tax purposes in accordance with such allocation, pursuant to Section 1060 of the Code and the regulations thereunder, and agree not to take, in any filing with or accompanying any income tax return reporting any part of the transaction undertaken herein, a position inconsistent with such allocations.

                                  ARTICLE III.
                        REPRESENTATIONS, WARRANTIES AND
                 COVENANTS OF SELLER AND SELLER'S SHAREHOLDERS

      Seller and Seller's Shareholders, jointly and severally, make the following representations and warranties to Purchaser at and as of the date of this Agreement and at and as of the Closing Date except as otherwise specifically limited in this Agreement:

      SECTION 3.1. ORGANIZATION; CITIZENSHIP. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction under which it was incorporated, and Seller has full corporate power to own its properties and conduct the business presently being conducted by it, and is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties or the nature of its business makes such qualification necessary except in a jurisdiction or jurisdictions in which failure to qualify will not adversely affect its business. Schedule 3.1 lists each jurisdiction where Seller is so qualified.

      SECTION 3.2. AUTHORITY RELATIVE TO AGREEMENT. The execution, delivery, and performance of this Agreement by Seller has been duly authorized and approved by all requisite corporate action. Except for consents from dealers, vendors or suppliers or as otherwise disclosed on Schedule 3.2, neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof by Seller will (a) conflict with or result in a material breach of the terms of or constitute a default under the

Articles or Certificate of Incorporation, or Bylaws of Seller, or other restriction of any kind to which Seller is a party or by which Seller is bound, other than restrictions which in the aggregate would not have a material adverse impact on Seller's Business, (b) require any approval, consent, authorization of, or other order or action of, or filing with, any court, governmental authority, or regulatory body other than the Hart-Scott-Rodino filing referenced in Section 8.5, or (c) give any party with rights under any Judgment or other restriction to which Seller or Seller's Shareholders is a party or by which either is bound the right to terminate, modify, or otherwise change the rights or obligations of Seller under such Judgment or other restrictions. Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof by Seller's Shareholders will (y) require any approval, consent, authorization of, or other order or action of, or filing with, any court, governmental authority, or regulatory body, or (z) give any party with rights under any Judgment or other restrictions, to which any Seller's Shareholder is a party or by which he, she or it is bound, the right to terminate, modify, or otherwise change the rights or obligations of Seller under such Judgment or other restrictions. Seller and Seller's Shareholders have full power and authority to do and perform all acts and things required to be done by them under this Agreement. This Agreement and any other agreements and instruments required to be delivered hereunder by Seller and Seller's Shareholders, when duly executed and delivered by Seller and Seller's Shareholders, will constitute valid and binding obligations of Seller and Seller's Shareholders and will be enforceable in accordance with their respective terms.

      SECTION 3.3. TITLE; CONDITION OF ACQUIRED ASSETS. Seller owns, leases, or otherwise has the legal right to use and transfer all of the Acquired Assets. The Fixed Assets included in the Acquired Assets are reasonably suitable for the uses in which they are currently employed and are free from any material defects. Seller has good and marketable title to all of the Acquired Assets, free and clear of all liens, restrictions, pledges, encumbrances, sales agreements, security interests, mortgages, deeds of trust, easements, or charges of any kind except as listed in Schedule 3.3. Neither Seller nor Seller's Shareholders have assigned any interest under any lease included in the Acquired Assets nor subleased the premises demised thereby.

      SECTION 3.4. COMPLIANCE WITH LAWS. Except as described in Schedule 3.4, to Seller's and Seller's Shareholders' Knowledge, Seller is in full compliance with all, and Seller and Seller's Shareholders have received no notice of material noncompliance with any, applicable statutes, orders, rules, and regulations promulgated by governmental authorities pertaining to the Acquired Assets or the operation, conduct of the business, or the use of the properties, of Seller's Business, including without limitation those relating to (a) wages, hours, hiring, nondiscrimination, promotion, working conditions, (b) (i) health, safety and the environment, including without limitation Environmental Laws relating to discharge or release of Hazardous Material, (ii) contamination of air, soil, ground water, or the environment, (iii) handling, storage, transportation, and disposal of Hazardous Material, or (iv) tort claims based upon exposure to Hazardous Material, and (c) trade and antitrust regulations. Except as described in Schedule 3.4, neither Seller nor Seller's Shareholders have received any request for information, notice of actual or potential liability or responsibility for the actual or threatened release or disposal of Hazardous Materials, nor received any notice of any presently alleged violation of or noncompliance with any such statute, order, rule, or regulation and know (after due inquiry) of no reasonable basis therefor.

      SECTION 3.5. LITIGATION. Except as set forth in Schedule 3.5, there are no Judicial Actions pending or, to the Knowledge of Seller or Seller's Shareholders, currently threatened against Seller. Neither Seller nor Seller's Shareholders are not in default, and no condition exists that would constitute a default, with respect to any Judgment affecting or relating to Seller's Business.

      SECTION 3.6. CONTRACTS. Except as noted in Schedule 2.1.8 and except for Contracts identified thereon as agreements with dealers, vendors or suppliers, each Material Contract listed therein is in full force and effect and is freely and fully assignable to Purchaser without penalty or other adverse consequence. Neither Seller nor Seller's Shareholders have received any notice of termination, modification, default, or cancellation of any Material Contract to which Seller is a party. Except as described in Schedule 5.7, Seller and Seller's Shareholders know of no basis therefor, and no event has occurred that, with the giving of notice or lapse of time or both, would constitute a default under any such Material Contract. Except as disclosed on the Schedules hereto or in accordance with this Agreement, there are no Material Contracts granting any person any rights to purchase any of the Acquired Assets other than rights to purchase Inventory in the ordinary course of business of Seller's Business.

      SECTION 3.7.  EMPLOYEE PLANS AND CONTRACTS.

            3.7.1. LABOR UNION CONTRACTS. Neither Seller nor Seller's Shareholders is a party to any collective bargaining or other labor union contract applicable to or affecting persons employed in Seller's Business. To Seller's and Seller's Shareholders' Knowledge, there are no current activities or proceedings of any labor union or representative thereof to organize any employees of Seller, nor of any strikes, slowdowns, work stoppages, lockouts, boycotts, or current threats thereof, by or with respect to any employees of Seller.

            3.7.2. EMPLOYEE PLANS. Neither Seller nor Seller's Shareholders is a party to any Employee Plans nor other agreements for the benefit of Seller's employees except those set forth on Schedule 3.7.2. To the Knowledge of Seller and Seller's Shareholders, neither has any obligation, contingent or otherwise, relating to the provision of any other current or deferred compensation to any director, officer, or employee of Seller. Seller has not contributed to or been under any obligation to contribute to any other employee plan, as defined in
      Section 3(3) of ERISA, multiemployer plan, within the meaning of Sections 3(37) or 4001(a)(3) of ERISA, or any voluntary employees' beneficiary association within the meaning of Section 501(c)(9) of the Code, with respect to any employees of Seller. Except as set forth on Schedule 3.7.2, no Employee Plan of Seller contains a term that subjects Purchaser, without its consent, to being classified as a "successor" of Seller with respect to such Employee Plan.

            3.7.3. MODIFICATION OF EMPLOYEE PLANS AND CERTAIN SALARIES. Except as set forth in Schedule 3.7.3 (which includes the date and nature of such action), Seller has not (a) made or agreed to make any change in any Employee Plan, as in effect on December 31, 1993, other than changes contemplated by this Agreement or changes required by law, to which excepted changes Purchaser shall have consented in writing, (b) entered into any employment agreement, or extended any employment agreement effective as of December 31, 1993, made or agreed to make (except in the ordinary course of business of Seller's Business and pursuant to Employee Plans in effect on December 31, 1993), any increase in the compensation payable or to become payable by Seller to any director, officer, or employee of Seller whose total compensation for services rendered is currently at, or after any such increase would be at, an annual rate of more than Fifty Thousand Dollars ($50,000), or (c) paid or accrued or agreed to pay or accrue any bonus, percentage, compensation, or other like benefit, to or for the credit of, any director, officer, employee, or agent of Seller involved in Seller's Business, except (i) in accordance with Employee Plans in effect on or before December 31, 1993 and (ii) merit salary increases of not more than three percent (3%) per employee and bonuses in an aggregate amount of not more than Fifteen Thousand Dollars ($15,000) for all employees.

      SECTION 3.8. FINDERS. Neither Seller nor Seller's Shareholders has paid or become obliged to pay any fee or commission to any broker, finder, or intermediary for or on account of the transactions provided for in this Agreement.

      SECTION 3.9. FINANCIAL STATEMENTS. Seller's Financial Statements (a) are true, complete, and correct in all material respects, (b) were and will be prepared in accordance with GAAP and with the books and records of Seller, and
(c) fairly present the financial position of Seller as of their date in conformity with GAAP consistently applied except as otherwise disclosed to Purchaser. Except as listed on Schedule 3.9, or specifically referred to in the notes to the Financial Statement, there are no material off-balance sheet liabilities, Claims, Liabilities, or obligations of any nature, whether accrued, absolute, anticipated, or otherwise, whether due or to become due, that are not disclosed to Purchaser in this Agreement and the Schedules hereto.

      SECTION 3.10. BOOKS AND RECORDS; TAX RETURNS. Seller's books of account relating to Seller's Business subsequent to January 1, 1991 reflect all material items of income and expense and all assets and Liabilities of Seller required to be reflected therein in accordance with GAAP. Except as set forth in Schedule 3.10, Seller has not failed to file any material report or return with respect to its business that may be required to be filed since January 1, 1991 under any law or regulation of the United States or any foreign country or political subdivision thereof. Seller has duly accrued on its books of account and paid when due all material taxes, duties, and charges required pursuant to such reports and returns or assessed against it or its property subsequent to January 1, 1991.

      SECTION 3.11. ABSENCE OF CERTAIN CHANGES, EVENTS, AND CONDITIONS. Except as disclosed in Schedule 3.11 or otherwise disclosed in writing by Seller to Purchaser before the

Closing, since December 31, 1993, (a) there has been no material adverse change in the condition of the Acquired Assets (reasonable wear or tear excepted), Assumed Liabilities, business, operations, or financial conditions of Seller's Business, including any damage or destruction of property by fire or other casualty involving loss in excess of Twenty-Five Thousand Dollars ($25,000) in the aggregate, whether or not covered by insurance; (b) Seller has not received any notice or inquiry or request for information relating to any alleged liability or responsibility under, or in violation of any law, regulation, or rule related to Hazardous Material and to the Knowledge of Seller and Seller's Shareholders none has been threatened; and (c) Seller has not taken any of the actions proscribed or prohibited under Section 5.2 (without regard to the time limit therein). In the event of any such action that involves the disclosure to others of information regarding Seller's Business, Seller will provide to Purchaser copies of any such information disclosed. Except as described in
Schedule 3.11 or otherwise disclosed in writing to Purchaser before the Closing, there is no fact to the Knowledge of Seller or Seller's Shareholders that materially adversely affects, or in the future will materially adversely affect, the business, operations, Acquired Assets, Assumed Liabilities, or condition (financial or otherwise) of Seller's Business.

      SECTION 3.12.  ACCOUNTS RECEIVABLE.  All Accounts Receivable reflected in
Schedule 2.1.2(a) are valid and existing obligations owing to Seller. Neither Seller nor Seller's Shareholders have received any notice that the Accounts Receivable are subject to any offset claims or defenses by account debtors except as reflected in the Accounts Receivable reserve and contra accounts.

      SECTION 3.13. PERFORMANCE UNDER CONTRACTS, ASSUMED LEASES AND PERMITS. As of the Closing Date, Seller and Seller's Shareholders will have performed in full in all respects all material obligations to be performed by each of them prior to the Closing Date including without limitation obligations under all of the Material Contracts, Assumed Leases and all of the Permits listed on
Schedule 2.1.7 and to the Knowledge of Seller and Seller's Shareholders there is not under any of the above any existing material default or event which has not been waived by the other party that, with or without notice or lapse of time or both, would constitute a material default.

      SECTION 3.14. CERTAIN INTERESTS. Except in arms'-length transactions pursuant to normal commercial terms and conditions, no officer, director, employee, agent, or affiliate of Seller has any direct or indirect personal financial interest in any agreement or property, tangible or intangible, used in or pertaining to Seller's Business, and no such person involved in Seller's Business is indebted to Seller, except as disclosed on Schedule 3.14.

      SECTION 3.15. BOOKS AND RECORDS. Seller has maintained complete books and records of all of its transactions related to Seller's Business, the originals of which (other than Excluded Assets) shall be delivered to Purchaser at the Closing.

      SECTION 3.16.  REAL PROPERTY AND PERSONAL PROPERTY.

            3.16.1. ASSUMED LEASES IN EFFECT. All Assumed Leases set forth on Schedules 2.1.4 or 2.15 are valid, in full force and effect, enforceable and, to Seller's and Seller's Shareholders' Knowledge, there are no existing material defaults. Neither Seller nor Seller's Shareholders have received nor given notice of default or claimed default with respect to any such Assumed Lease, nor, to their Knowledge, is there any event that with notice or lapse of time, or both, would constitute a default thereunder. Except for the consents of landlords listed in
      Schedule 2.1.4 or lessors listed in Schedule 2.1.5, no consent is required from any party under any Assumed Lease in connection with the completion of the transactions contemplated by this Agreement, and neither Seller nor Seller's Shareholders has received notice that any party to any such Assumed Lease intends to cancel, terminate, or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder.

            3.16.2. NO CONDEMNATION. To Seller's and Seller's Knowledge neither the whole nor any portion of the Real Property is subject to any governmental decree or order to be sold, or is being condemned, expropriated, or otherwise taken by any person, with or without payments of compensation therefor, nor has Seller received any notice of any such condemnation, expropriation or taking.

      SECTION 3.17. INTELLECTUAL PROPERTY RIGHTS. Listed on Schedule 2.1.9 are all the Intellectual Property Rights that are used in Seller's Business, or that are under development with respect to Seller's Business. No Claims have been asserted against Seller relating to the Intellectual Property Rights and there are no liens or any other encumbrances on Seller's Intellectual Property Rights.

      SECTION 3.18. INSURANCE. Schedule 3.18 contains a list and description of the policies and contracts of insurance held by Seller with respect to Seller's Business. All current policies are in full force and effect. Seller shall keep such policies in such amounts in force until the Closing Date.

      SECTION 3.19. COMPLETENESS OF SCHEDULES AND EXHIBITS. All Schedules hereto are complete and accurate. Originals or true and complete copies of all documents listed on the Schedules have been delivered to Purchaser and such documents have not been modified and will not be modified prior to the Closing Date except in the ordinary course of business or with Purchaser's prior written consent. To the extent more than one representation and warranty contained in this Agreement requires the same disclosure, the appearance of such disclosure on any single Schedule shall serve as disclosure for all other representations and warranties to which such disclosure applies; provided, however, Seller shall make a reasonable effort to cross reference all Sections to which such disclosure reasonably applies. Nothing contained in the Schedules, by virtue of its disclosure, shall be used as evidence of what is or is not "material" or "substantial" under this Agreement, it being the intent that the parties not be penalized for having disclosed more than may be required by the terms of this Agreement.

      SECTION 3.20. NO DISTRIBUTIONS. Except for compensation in the ordinary course of business, Seller has not made any distributions to Seller's Shareholders, whether as a debtor or otherwise, since the Cutoff Date.

      SECTION 3.21. NO OMISSIONS. All representations and warranties made by Seller and Seller's Shareholders in this Agreement, and all statements made by Seller or Seller's Shareholders in any Schedule furnished by Seller or Seller's Shareholders to Purchaser in connection with this transaction, are free from any untrue statement of material fact and do not omit to state any material facts necessary to make the statements contained herein or therein not misleading. The copies of any documents furnished to Purchaser in connection with this transaction are true and complete copies of the documents they purport to be.

      SECTION 3.22. LIMITATIONS ON WARRANTIES. SELLER AND SELLER'S SHAREHOLDERS MAKE NO REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, EXCEPT THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT. EXCEPT FOR THE EXPRESS WARRANTIES CONTAINED IN THIS AGREEMENT, THE ACQUIRED ASSETS, INCLUDING INVENTORY, ARE BEING SOLD AS IS, WHERE IS, WITHOUT IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS OF THE ACQUIRED ASSETS FOR A PARTICULAR PURPOSE. SELLER AND SELLING SHAREHOLDERS MAKE NO REPRESENTATION OR WARRANTY WHATSOEVER WITH RESPECT TO THE PERFORMANCE OF SELLER'S BUSINESS SUBSEQUENT TO THE CLOSING.

                                  ARTICLE IV.
             REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER


      Purchaser makes the following representations and warranties to Seller and Seller's Shareholders that, at and as of the date of this Agreement and at and as of the Closing Date, except as otherwise specifically limited in this
Agreement:

      SECTION 4.1. ORGANIZATION; QUALIFICATION. The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of Delaware and is, or will be as of the Closing, qualified to do business in the States of Minnesota and North Dakota.

      SECTION 4.2. AUTHORITY RELATIVE TO THIS AGREEMENT. The execution, delivery, and performance by Purchaser of this Agreement has been duly authorized and approved by all requisite corporate action, and neither the execution nor the delivery of this Agreement, nor the consummation by Purchaser of the transactions contemplated hereby, nor compliance with the terms hereof will (a) conflict with or result in a material breach of the terms of, or constitute a default under, the Certificate of Incorporation or Bylaws of Purchaser or of any Material Contract, Judgment, or other restriction of any kind to which Purchaser is a party or by which it is bound, (b) require any approval, consent, or authorization of, or other order or action of, or filing with, any court, governmental authority, or regulatory body other than the Hart-Scott-Rodino filing referenced in Section 7.5, or (c) give any party with rights under any Material

Contract, Judgment, or other restriction to which Purchaser is a party or by which it is bound the right to terminate, modify, or otherwise change the rights and obligations of Purchaser under such Contract, Judgment, or other restriction. Purchaser has full power and authority to do and perform all acts and things required to be done by it under this Agreement. This Agreement constitutes, and any other agreements and instruments required to be delivered by Purchaser hereunder, when duly executed and delivered by Purchaser, will constitute, valid and binding obligations of Purchaser, and will be enforceable in accordance with their respective terms.

      SECTION 4.3. FINDERS. Purchaser has not paid or become obligated to pay any fee or commission to any broker, finder, or intermediary for, or on account of, the transactions provided for in this Agreement.

                                   ARTICLE V.
                      PRECLOSING COVENANTS OF THE PARTIES

      The parties hereby agree to take or perform the following actions on or before the Closing Date:

      SECTION 5.1. ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each of the parties hereto shall refrain from taking any action that would render any representation or warranty contained in Articles III and IV of this Agreement materially inaccurate in any respect (whether taken singularly or in the aggregate) as of the Closing Date. Seller will promptly notify Purchaser, and Purchaser will promptly notify Seller: (a) of all Claims that may be threatened, brought, asserted, or commenced against Seller, Seller's Shareholders or Purchaser, as the case may be, or their respective officers, directors, or employees (i) involving the transactions called for by this Agreement, or (ii) that might have a material adverse effect (whether taken singularly or in the aggregate) on Seller's Business or its financial condition, operations, or on any of the Acquired Assets; and (b) of all Claims or notices relating to a violation by Seller or Seller's Shareholders of any law, regulation or rule relating to Hazardous Material.

      SECTION 5.2. CONDUCT OF BUSINESS PRIOR TO CLOSING. Until the Closing, and except as otherwise consented to or approved by Purchaser in writing or as specifically permitted by this Agreement:

            5.2.1. MATERIAL CHANGES. Seller and Seller's Shareholders shall not make any change in the Fixed Assets amounting to Twenty-Five Thousand Dollars ($25,000) or more, singularly or in the aggregate, or fail to repair and maintain the Fixed Assets included in the Acquired Assets (provided no capital expenditure of more than Twenty-Five Thousand Dollars ($25,000), whether singularly or in the aggregate, shall be made without the prior written consent of Purchaser) in accordance with standard maintenance procedures, or remove or permit to be removed from any building, facility, or Real Property, any machinery, equipment, fixture, vehicle, or other personal property of Seller's Business, except in the ordinary course of Seller's Business.

            5.2.2. ACCOUNTING PRACTICES. Seller and Seller's Shareholders shall not alter or revise the accounting principles, practices, or procedures applicable to Seller's Business other than pursuant to Section
      5.6 or unless such alteration or revision is necessary to comply with GAAP and is consented to in writing by Purchaser.

            5.2.3. ENCUMBRANCES OR TRANSFERS. Seller and Seller's Shareholders shall not sell, transfer, encumber, or otherwise dispose of, or grant any right with respect to the foregoing, any of the Acquired Assets (except for the disposition of Inventory in the ordinary course of business of Seller's Business) or enter into any renewals, extensions, amendments, or modifications of existing Material Contracts or Assumed Leases, or enter into any new Material Contracts or commitments relating to Seller's Business in excess of Twenty- Five Thousand Dollars ($25,000) determined on an annual basis other than in the ordinary course of business, or otherwise enter into any transactions not in the ordinary course of business, or waive any rights of Seller's Business other than in the ordinary course of business.

            5.2.4. EMPLOYMENT AGREEMENTS. Seller and Seller's Shareholders shall not enter into any new employment agreement, extend any employment agreement, or grant any increase in the rate of compensation or in the benefits payable or to become payable to any director, officer, or other employee or to any agent or consultant over the compensation levels in effect as of December 31, 1993, other than any regularly scheduled increases contemplated under existing Employee Plans, contracts, or compensation programs which are consistent with past practices of Seller. Notwithstanding the above, Seller shall not increase the rate or compensation or benefits of any of the Seller's Shareholders.

            5.2.5. CREDIT POLICY; INVENTORY. Seller and Seller's Shareholders shall not change the credit policy or any other policy as to sales or collection of receivables of Seller's Business or fail to maintain the level of inventories of Seller's Business at levels consistent with past practices of Seller.

            5.2.6. EMPLOYEE PLANS. Seller and Seller's Shareholders shall not amend any existing Employee Plan or collective bargaining agreement, or enter into any new Employee Plan or collective bargaining agreement.

            5.2.7. DIVIDENDS AND DISTRIBUTIONS. Seller shall make no distributions, whether as a debtor or otherwise, to Seller's Shareholders. Seller shall not declare or pay any dividend with respect to its stock except for a prorata distribution at the Closing on the stock owned by Seller's Shareholders in an amount equal to forty-six percent (46%) of the estimated taxable income of Seller for the period from the Cutoff to the close of business on the day prior to the Closing Date from Seller's operation in the ordinary course of business which shall be estimated and agreed to in good faith by Seller and Purchaser but shall exclude the effects of the sale of the Acquired Assets.

            5.2.8. AGREEMENTS. Seller and Seller's Shareholders shall not make any commitment to take any actions prohibited by this Section 5.2.

      SECTION 5.3. PRESERVATION OF BUSINESS. From the date hereof through the Closing Date, Seller and Seller's Shareholders shall use their best efforts to conduct its business in the ordinary course of business as conducted during 1993, or as otherwise incorporated in Seller's 1994 projections attached as
Schedule 5.3 (the "Projections") previously delivered to Purchaser including without limitation the maintenance of inventories, billings, collection of receivables and payment and incurrence of Funded Debt, to keep available the services of the present Gray Employees, and to preserve good relations with Seller's Business' suppliers, customers, regulatory agencies, employees, and other persons necessary to the conduct of the operations of Seller's Business, each as such was conducted during 1993 and consistent with the Projections.

      SECTION 5.4. CLOSING CONDITIONS. The parties each shall use their best efforts to fulfill all of the conditions set forth in this Agreement over which they have control or influence and consummate the transactions contemplated herein.

      SECTION 5.5. PURCHASER'S ACCESS TO INFORMATION AND RECORDS BEFORE CLOSING. In order that Purchaser at its own expense may conduct a business review of Seller's Business and the Acquired Assets, and to ensure that Claims of third parties against Seller that would be harmful to the business or reputation of Seller's Business are dealt with in a manner satisfactory to Purchaser, Seller and Seller's Shareholders shall give Purchaser and its employees, counsel, accountants, and other representatives full access, throughout the period from the date hereof until the Closing Date, to all of Seller's Business properties, books, Contracts, commitments, customers, suppliers, distributors, and records, and furnish to Purchaser during such period all information concerning Seller's Business as Purchaser may reasonably request. Representatives of Purchaser shall be allowed to have access to employees of Seller's Business, to attorneys, accountants, consultants, and other representatives involved in Seller's Business, and to past and present customers, suppliers, and vendors of Seller's Business, provided, however, that such access shall not constitute a waiver of any professional privilege.
Seller shall use its reasonable best efforts to facilitate any environmental due diligence requested by Purchaser, including but not limited to requesting any necessary consents from any land owner or lessor. Any information provided pursuant to this Section shall be subject to the Non-Disclosure Agreement.

      SECTION 5.6. AUDIT. Seller has provided Purchaser an audited income statement of Seller as of December 31, 1993 (the "December 31st Income Statement") and an audited balance sheet of Seller as of February 28, 1994 (the "February 28th Balance Sheet"). The February 28th Balance Sheet and the December 31st Income Statement have been audited by McGladrey & Pullen ("Seller's Auditor"), in accordance with GAAS. Seller's Auditor used, for "planning materiality" (as commonly understood as an industry standard for audits performed in accordance with GAAS) and "tolerable misstatement" (as commonly understood as an industry standard for audits performed in accordance with GAAS) Four Hundred Thousand Dollars ($400,000) and Two Hundred Thousand Dollars ($200,000), respectively.

      Purchaser and an independent accounting firm designated by Purchaser ("Purchaser's Auditor") have had the right to observe the auditing procedures and review the working papers (including the schedule of audit differences) of Seller's Auditor.

      SECTION 5.7. REQUIRED CONSENTS. Purchaser and Seller shall use their reasonable best efforts to obtain the consents set forth on Schedule 5.7 which are all the consents necessary to transfer or prevent the termination upon transfer of the Real Property Leases, Personal Property Leases, Material Contracts (other than Contracts identified on Schedules 2.1.8 as contracts with dealers, vendors, manufacturers or suppliers for which Purchaser assumes sole responsibility for any required consent) and other certain Acquired Assets (collectively, the "Required Consents").

      SECTION 5.8. SCHEDULES. Each of the Schedules delivered pursuant to this Agreement shall be updated to a mutually agreeable date on or prior to the Closing.

                                  ARTICLE VI.
                                    CLOSING

      SECTION 6.1. TIME AND PLACE OF CLOSING. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Ross, Rosenblatt & Wilson, Ltd., on April 15, 1994, (the "Closing Date") at 10:00 A.M. local time or at such other time and place as the parties may agree.

      SECTION 6.2. COLLATERAL AGREEMENTS. At the Closing, Purchaser, Seller and Seller's Shareholders, as the case may be, shall execute and deliver the following documents (collectively, the "Collateral Agreements"):

            6.2.1. SELLER COLLATERAL AGREEMENTS. Purchaser and Seller shall execute and deliver the following documents (collectively, the "Seller Collateral Agreements):

                  (a) A Bill of Sale, Assumption and Assignment Agreement in form identical to that attached as Exhibit 6.2.1(a) (the "Assignment and Assumption Agreement").

                  (b) An escrow agreement in form identical to that attached as Exhibit 6.2.1(b) (the "Escrow Agreement").

                  (c)    IRS Form 8594 prepared in accordance with Section 2.6.

            6.2.2. SHAREHOLDER COLLATERAL AGREEMENTS. Purchaser and Seller's Shareholders shall execute and deliver the following documents (collectively, the "Shareholder Agreements"):

                  (a) Employment Agreements in form identical to those attached as Exhibits 6.2.2 (a)(1), (2), (3), (4) and (5) (the
            "Employment Agreements").

                  (b) Noncompetition Agreements in form identical to those attached as Exhibits 6.2.2(b)(1), (2), (3), (4), (5), (6), (7), (8)
            and (9) (the "Noncompetition Agreements").

      SECTION 6.3. DOCUMENTS TO BE DELIVERED BY THE SELLER AND SELLER'S SHAREHOLDERS. At the Closing, the Seller and Seller's Shareholders shall deliver or cause to be delivered to Purchaser the following:

            6.3.1. SELLER COLLATERAL AGREEMENTS. Duly executed Collateral Agreements.

            6.3.2. SELLER'S CLOSING CERTIFICATE. A certificate in the form attached as Exhibit 6.3.2.

            6.3.3.   CERTIFIED RESOLUTION.  Copies of resolutions of
      Seller's Board of Directors and Seller's Shareholders, certified by the secretary of Seller authorizing the execution, delivery, and performance of this Agreement and the transactions contemplated hereby by Seller and Seller's Shareholders, and authorizing the signatory officers of Seller to execute this Agreement.

            6.3.4. CERTIFICATE OF GOOD STANDING. A Certificate of Good Standing for Seller dated not more than seven (7) days before the Closing Date from the Secretary of State of Minnesota.

            6.3.5. OPINION OF COUNSEL FOR SELLER AND SELLER'S SHAREHOLDERS. A written opinion dated the Closing Date, signed by Ross, Rosenblatt & Wilson, Ltd., counsel to Seller and Seller's Shareholders, in form set forth as Exhibit 6.3.5.

      SECTION 6.4. DOCUMENTS TO BE DELIVERED BY PURCHASER. At Closing, Purchaser shall deliver to the Seller the following:

            6.4.1.   COLLATERAL AGREEMENTS.  Duly executed Collateral
      Agreements.

            6.4.2. PURCHASER'S CLOSING CERTIFICATE. A certificate in the form attached as Exhibit 6.4.2.

            6.4.3. CERTIFICATE OF GOOD STANDING. A Certificate of Good Standing for Purchaser from the Secretary of State of Delaware and from the Secretary of State of Minnesota (reflecting its qualification as a foreign corporation), in each case dated not more than seven (7) days before the Closing Date.

            6.4.4. OPINION OF COUNSEL FOR PURCHASER. A written opinion, dated the Closing Date, signed by Preston Gates & Ellis, counsel to Purchaser, in form set forth as Exhibit 6.4.4.

      SECTION 6.5. EFFECT OF CLOSING. Upon Closing, the parties hereto shall be deemed to have waived any conditions to Closing and any claims against the others for breach of any of the provisions of this Agreement to the extent such claims arise out of or are based on facts or circumstances of which the claiming party had actual knowledge prior to Closing. Purchaser assumes responsibility for any claim relating to the failure to obtain consents required pursuant to Material Contracts including those with dealers, suppliers, manufacturers and other vendors identified on Schedule 2.1.8, other Contracts not required to be disclosed and Required Consents. Schedules updated pursuant to Section 5.8 which are accepted by Purchaser in writing at the Closing shall thereafter supersede the original schedules for all other purposes under this Agreement.

      SECTION 6.6. POSSESSION, TITLE AND RISK OF LOSS. Possession of the Acquired Assets shall be delivered by the Seller to Purchaser upon Closing. Legal and equitable title and risk of loss with respect to the property and rights to be transferred hereunder shall be transferred as of the Closing but upon the Closing shall relate back to and be effective as of the Cutoff Date.

      SECTION 6.7. TRANSFER TAXES. Purchaser will pay any transfer, sales, purchase, use, or similar tax under the law of any nation, state, county, city, or political subdivision thereof arising out of the transactions contemplated by this Agreement.

                                  ARTICLE VII.
                CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

      The obligations of Purchaser under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived by Purchaser:

      SECTION 7.1. REPRESENTATIONS AND WARRANTIES. All representations and warranties of Seller and Seller's Shareholders contained in this Agreement shall have been true and complete in all material respects when made and shall be true and complete in all material respects at and as of the Closing Date, without regard to the updating of Schedules required by Section 5.8.

      SECTION 7.2. PERFORMANCE BY SELLER. Seller and Seller's Shareholders shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed and complied with by them before or on the Closing Date.

      SECTION 7.3. DELIVERY OF DOCUMENTS, ETC. Seller and Seller's Shareholders shall have executed and delivered the Collateral Agreements and other documents set forth in Section 6.3.

      SECTION 7.4. DISCHARGE OF BANK OBLIGATIONS AND LIENS. Purchaser shall have received evidence reasonably satisfactory to Purchaser of the termination of the Bank Obligations in the Acquired Assets and the termination of any other security interest or liens including liens or warrants for delinquent taxes, naming Seller or Seller's Shareholders as debtor or otherwise encumbering the Acquired Assets or Seller's Business.

      SECTION 7.5. HART-SCOTT-RODINO. Purchaser shall have received all necessary consents or all waiting periods shall have passed, in accordance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      SECTION 7.6. REQUIRED CONSENTS. The Required Consents shall have been obtained prior to, and remain in effect as of the Closing Date.

      SECTION 7.7. PURCHASE PRICE ALLOCATION. Purchaser and Seller shall have completed the Purchase Price Allocation described in Section 2.6.

      SECTION 7.8. FINANCIAL STATEMENTS. Purchaser shall have accepted the Financial Statements.

      SECTION 7.9. NO ADVERSE CHANGE. There shall have been no material adverse change in the business, operations, or conditions, financial or otherwise, of Seller's Business from the date hereof to the Closing.

      SECTION 7.10. FINANCIAL STATUS. Seller shall have "Shareholders Equity," as determined in accordance with GAAP as of February 28, 1994, as reflected on the February 28th Balance Sheet (as accepted by Purchaser), and as of the Closing Date of not less than Six Hundred Ten Thousand Dollars ($610,000). Seller shall also have EBIT for the fiscal year ended December 31, 1993, as reflected on the December 31st Income Statement (as accepted by Purchaser), of not less than One Million Fifty Thousand Dollars ($1,050,000).

      SECTION 7.11. DUE DILIGENCE. Purchaser shall have completed its due diligence to its reasonable satisfaction.

                                 ARTICLE VIII.
    CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER AND SELLER'S SHAREHOLDERS

      The obligations of Seller and Seller's Shareholders under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of all of the following conditions, any one or more of which may be waived by Seller and Seller's Shareholders:

      SECTION 8.1. REPRESENTATIONS AND WARRANTIES. All representations and warranties of Purchaser contained in this Agreement shall have been true and complete in all material respects when made and shall be true and complete in all material respects at and as of the Closing Date.
      SECTION 8.2. PERFORMANCE BY PURCHASER. Purchaser shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed and complied with by them before or on the Closing Date.

      SECTION 8.3. DELIVERY OF DOCUMENTS, ETC. Purchaser shall have executed and delivered the Collateral Agreements and other documents set forth in
Section 6.4.

      SECTION 8.4. DISCHARGE OF BANK OBLIGATIONS. Seller and Sellers' Shareholders shall have received evidence reasonably satisfactory to them of the payment by Purchaser of the Bank Obligations and other Funded Debt and the release of any lien thereunder or the assumption by the Purchaser of the Bank Obligations and other Funded Debt and the release of liability on behalf of Seller and Seller's Shareholders.

      SECTION 8.5. HART-SCOTT-RODINO. Seller shall have received all necessary consents or all waiting periods shall have passed, in accordance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      SECTION 8.6. REQUIRED CONSENTS. The Required Consents shall have been obtained prior to, and remain in effect as of the Closing Date.

      SECTION 8.7. PURCHASE PRICE ALLOCATION. Purchaser and Seller shall have completed the Purchase Price Allocation described in Section 2.6.

      SECTION 8.8. FINANCIAL STATEMENTS. Purchaser shall have accepted the Financial Statements.

                                  ARTICLE IX.
                      ADDITIONAL COVENANTS OF THE PARTIES

      The parties further agree to the following:

      SECTION 9.1. PURCHASER NOT A SUCCESSOR. Nothing in this Agreement shall be construed as intending that Purchaser is a successor to Seller's Business or any other business conducted by Seller. Purchaser is only acquiring the Acquired Assets and the Assumed Liabilities and thereafter will be operating its own business separate and apart from that of Seller.

      SECTION 9.2.  GRAY EMPLOYEES.

            9.2.1. OFFER OF EMPLOYMENT. At Closing, Seller shall terminate all Gray Employees and, subject to the provisions of Section 9.2.5, Purchaser shall offer employment to all Gray Employees at their current compensation, at the same location and in the same position. Such Gray Employees who accept employment with Purchaser shall be given credit for past service with Seller for the purposes of determining their vesting in or eligibility for any employee plan, hospital, medical, dental or disability plan, vacation or sick leave, and life insurance benefits of Purchaser. During 1994 Gray Employees (other than officers who shall be entitled to vacation as provided for in their respective employment agreements) shall be entitled to take vacation in accordance with Seller's vacation policy as set forth in Seller's employee handbook. Thereafter, vacation shall be taken in accordance with Purchaser's employee handbook. No credit shall be allowed for past service with Seller in determining the amount of any financial benefit under such benefit plans.

            9.2.2. SEVERANCE BENEFITS. Purchaser shall not have any obligation to make severance payments to any Gray Employee by virtue of said Gray Employee's termination of employment with or by Seller as of the Closing pursuant to Section 9.2.1, or termination by Purchaser subsequent to the Closing other than as specifically provided for in the benefit plans adopted by Purchaser and specifically made applicable to employees hired by Purchaser.

            9.2.3. CREDIT FOR SERVICE WITH SELLER. The service credited to Gray Employees pursuant to Section 9.2.1 shall be determined solely with reference to data provided to Purchaser by Seller and Seller's Shareholders.

            9.2.4.   SELLER'S EMPLOYMENT AGREEMENTS.  Except as set forth on
      Schedule 9.2.4, Purchaser shall not have any responsibility or liability under any deferred compensation agreement or Employee Plan, or any individual written agreement between Seller or Seller's Shareholders and any Gray Employees setting forth specific terms of employment duration or compensation, including, without limitation, any termination agreement, or any agreement for parachute payments within the meaning of Code
      Section 280G.

            9.2.5. NO RIGHTS TO EMPLOYMENT. With the exception of the Employment Agreements identified in Section 6.2.2, nothing expressed or implied in this Agreement shall confer upon any Gray Employee, beneficiary, dependent, legal representative or collective bargaining agent of such employee any right or remedy of any nature or kind whatsoever under or by reason of this Agreement, including without limitation any right to employment or to continued employment for any specified period, at any specified location or under any specified job category.

            9.2.6. 401(K) PLAN. Purchaser shall use its best efforts to merge Seller's 401(k) Plan with Purchaser's 401(k) Plan, provided that the Seller shall retain the right at any time to cause the Plan to be terminated. Purchaser shall be responsible for the reasonable expenses of merging the Plan other than legal fees and disbursements of counsel for Seller and Seller's Shareholders.

      SECTION 9.3. FURTHER ASSURANCES. Following the Closing, Seller, Seller's Shareholders and Purchaser will, upon request of a party, and at the requesting parties' expense: do, execute, acknowledge, and deliver, or will cause to be done, executed, acknowledged, and delivered, all such further acts, assignments, transfers, conveyances, authorizations, approvals, consents, waivers and provide such other documentation or assistance as may be reasonably requested to carry out the transactions contemplated by this Agreement and to permit each party to enjoy its rights and benefits hereunder.

      SECTION 9.4. MUTUAL COOPERATION WITH RESPECT TO TAXES. The parties will provide each other with such assistance as may reasonably be requested by any of them in connection with the completion and filing of any form, preparation of any tax return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for taxes relating to the transactions contemplated by this Agreement. Each party will retain and provide the others with any records or information that may be relevant to such return, audit, examination, proceedings, or determination. Such assistance shall include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and shall include providing copies of any relevant tax returns and supporting work schedules. The party requesting assistance hereunder shall reimburse the others for reasonable out-of-pocket expenses incurred in providing such assistance.

      SECTION 9.5. COOPERATION IN LITIGATION. If, after the Closing Date, any party shall require the participation of officers and employees employed by any other party or any records or files transferred or retained by a party, to aid in the defense or prosecution of a Judicial Action or Claim, and so long as there exists no conflict of interest between the parties with respect to such Judicial Action or Claim (without reference to any rights of indemnification), each party shall use its best efforts to make such officers and employees, records, or files available to participate in such defense or prosecution, provided, that (a) except as required pursuant to the provisions of Article X, the party requiring the participation of such officers or employees shall pay all reasonable out-of-pocket costs, charges, and expenses arising from such participation, and (b) with respect to records and files, the requesting party shall be granted access to such records and files upon five (5) business days' notice, shall have access only during regular business hours, and shall pay all reasonable out-of-pocket expenses, charges, and expenses arising from such access.

      SECTION 9.6. RIGHT OF FIRST NEGOTIATION. For a period of three (3) years following Closing, Purchaser agrees that in the event it determines it will dispose or discontinue the press bindery business or the printed circuit business, it will, for a period of sixty (60) days, first negotiate with Holzinger, in the case of the press bindery business, and Carnahan, in the case of the printed circuitry business, regarding the purchase of such respective business by such respective individuals.

      SECTION 9.7. EXCLUSIVITY. Seller and Seller's Shareholders each agree not to offer, sell or discuss in any way the offer or sale of the capital stock or any of the assets of Seller (other than normal sales from inventory), and Purchaser agrees not to offer, purchase or enter into negotiations to acquire any other company which is engaged in a business similar to Seller in the states of Minnesota, Iowa, Wisconsin, North Dakota or South Dakota until the earlier to occur of: (a) May 15, 1994, or (b) termination of this Agreement pursuant to Article XI.

      SECTION 9.8. FILINGS. Seller shall provide, Purchaser with the statements required to be filed by the Purchaser with the Securities and Exchange Commission pursuant to Item 7, Form 8-K Current Report as required by Rule 13a-11 of the Securities Exchange Act of 1934, as amended. Purchaser shall pay all incremental costs in excess of those incurred by Seller in preparing the Financial Statements, to put the Financial Statements in the proper format for such filing. The foregoing required financial statements shall be furnished to Purchaser as soon as practical after the Closing.

      SECTION 9.9. CHANGE OF NAME. As soon as practicable after the Closing, Seller shall file all necessary documentation to change its name to a name dissimilar to "T.K. Gray, Inc."

      SECTION 9.10. PRODUCT WARRANTY AND CUSTOMER CLAIMS. Purchaser shall honor all Seller Business customer allowances, returns, rebates, credits and product warranty claims and service which are attributable to Seller's Business conducted prior to the Closing; provided, that the aggregate cost of such expenditures (net of any re-sale proceeds or allowances, returns, rebates, credits, warranty or other reimbursement received from manufacturers or suppliers) attributable to Seller's Business prior to Closing does not exceed Fifty Thousand Dollars ($50,000) and provided that anything in excess thereof shall be a Retained Liability. Seller and Seller's Shareholders shall have the right to seek allowances, returns, rebates, credits, warranty or other reimbursements relating to such Retained Liabilities from manufacturers and suppliers or to re-sell the returned product. Returned product shall not include special equipment accounts.

      SECTION 9.11. DISPOSAL OF UNSALEABLE HAZARDOUS MATERIAL. Seller shall have the responsibility for the removal of all Unsaleable Hazardous Material, regardless of where situated, and the transportation, handling and disposal of such Unsaleable Hazardous Material. Unsaleable Hazardous Material shall be removed by Seller within ten (10) days of notice by Purchaser to Seller of the presence of Unsaleable Hazardous Material and disposed of, at Seller's convenience, in accordance with applicable law. In the event Seller does not remove and dispose of Unsaleable Hazardous Material within such period, Seller appoints Purchaser as its attorney-in-fact to dispose of such Unsaleable Hazardous Material on Seller's behalf and at Seller's sole risk.

      SECTION 9.12. CONSTRUCTION. The parties agree that, in the event the transactions contemplated by this Agreement are consummated, it is their intention that the sale of the Acquired Assets and transfer of Seller's Business be effective as of the Cutoff Date, with all profits and losses and other results of Seller's Business accruing to Purchaser after the Cutoff Date, provided that such intent shall not supersede the allocation of risks and Liabilities set forth in this Agreement, including but not limited to the transfer of title and risk of loss and the definitions of Retained Liabilities and Assumed Liabilities.

      SECTION 9.13. ACCRUED TAXES. Upon notice from Seller or a duly appointed representative of Seller's Shareholders, Purchaser shall pay to Seller no later than ten (10) business days prior to the due date the Seller's federal tax liability in the amount of One Hundred Eighty- Five Thousand Eighty-Five and No/100s Dollars ($185,085.00) payable in 1995.

                                   ARTICLE X.
                INDEMNIFICATION, DISPUTE RESOLUTION AND REMEDIES

      SECTION 10.1.  INDEMNITY BY SELLER AND SELLER'S SHAREHOLDER.

      SECTION 10.2. INDEMNIFICATION BY SELLER AND SELLER'S SHAREHOLDERS. Seller and Seller's Shareholders, jointly and severally, agree to indemnify, hold harmless and defend Purchaser and its officers, directors and employees, at all times after the Closing against any and all Damages actually incurred or suffered by the Purchaser based upon or arising out of:

            (a) Any inaccuracy in or breach or nonfulfillment of any of the representations, warranties, covenants or agreements made by the Seller or Seller's Shareholders in or pursuant to this Agreement (including without limitation, any failure to disclose any Liability on the Financial Statements delivered by the Seller or any other misrepresentation or omission in the Schedules.

            (b) Failure to timely pay, discharge or otherwise satisfy any Retained Liabilities;

            (c) Breach or nonfulfillment of any representation, warranty, covenant or agreement made by Seller or Seller's Shareholders in any Collateral Agreement; and

            (d) The extent to which the Accounts Receivable Balance is not fully received or collected as of December 31, 1994 or in the case of notes receivable, the due dates applicable under such notes.

      SECTION 10.3. INDEMNITY BY PURCHASER. Purchaser agrees to indemnify, hold harmless and defend the Seller and Seller's Shareholders and their officers, directors and employees, at all times after the Closing, against any and all Damages actually incurred or suffered by the Seller or Seller's Shareholders based upon or arising out of:

            (a) Any inaccuracy in or breach or nonfulfillment of any of the representations, warranties, covenants or agreements made by Purchaser in or pursuant to this Agreement;

            (b) Failure to timely pay, discharge or otherwise satisfy any Assumed Liabilities; and

            (c) Breach or nonfulfillment of any representation, warranty, covenant or agreement made by Purchaser in any Collateral Agreement.

      SECTION 10.4. LIMITS OF INDEMNIFICATION. Notwithstanding any other provision of this Agreement, the respective obligations of a party to indemnify pursuant to this Article X shall be subject to the following limitations:

            (A) MINIMUM. Notwithstanding any other provision in this Section 10, a party seeking indemnification shall be entitled to indemnification only if and to the extent the aggregate indemnifiable Damages exceed Ninety Thousand Dollars ($90,000), plus in the case of Seller and Seller's Shareholders, "Excess

      Reserves;" provided, that once such threshold amount is reached it shall not be applied again and, provided further, that any qualification as to "materiality" or "knowledge" shall be disregarded in determining the indemnifiable amounts and the extent to which the threshold amount has been exceeded.

            (B) MAXIMUM. Notwithstanding any provision in this Section 10, the maximum aggregate indemnification obligations of any party shall be determined as follows: (i) with respect to the representations and warranties as to (v) title of the Acquired Assets, (w) taxes, (x) Employee Plans, (y) Hazardous Material and Environmental Law and (z) in the event the Arbitrator determines that a party has acted fraudulently, the maximum indemnification obligation shall be Six Million Dollars ($6,000,000); and (ii) with respect to all other Claims, the maximum indemnification obligation shall be Three Million Dollars ($3,000,000). For purposes of this Subsection 10.3(b) only, the foregoing limits shall be applied to Seller and Seller's Shareholders in the aggregate.

            (C) EXCESS RESERVES. "Excess Reserves" shall mean the sum of the "Excess Doubtful Accounts Reserve" ("EDAR") plus the "Excess Old Inventory Obsolescence Reserve" ("EOIOR"). The EDAR, shall mean the excess, if any, of the allowance for doubtful accounts as reserved for on the February 28th Balance Sheet minus that portion of the Accounts Receivable recorded on the February 28th Balance Sheet which remain uncollected as of December 31, 1994. For example, assume:

           (i)    Gross Account Receivable (02/28/94)              =     $1,000X
          (ii)    Allowance for Doubtful Accounts (02/28/94)       =      100X
         (iii)    Uncollected Accounts Receivable (12/31/94)       =      60X
         Then:    EDAR                                             =     $40X

            Receipts shall be applied to specific invoices to the extent indicated by customers, matching payment and receivable balances or in the event of an inability to so identify to the oldest balances for such customers. The EOIOR shall mean the excess, if any, of $110,000 (which represents the inventory obsolescence reserve prior to adjustment as of February 28, 1994) less inventory sold at less than cost between the Cutoff Date and December 31, 1994. Purchaser shall maintain accounting records sufficient to identify below cost sales of Inventory recorded on the February 28 Balance Sheet.

      SECTION 10.5. SURVIVAL OF REPRESENTATIONS, WARRANTIES, ETC. The representations, warranties, covenants, and indemnities included or provided for herein shall survive the Closing Date for: (a) thirty-six (36) months for all representations, warranties, covenants, and indemnities related to Hazardous Material or Environmental Law; (b) the Statutory Period plus thirty
(30) days for all representations, warranties, covenants, and indemnities related to taxes, and (c) twenty-four (24) months for all other causes of action; provided, however, that no representation or warranty shall be considered hereby to be repeated as of any date subsequent to the Closing Date. "Statutory Period" shall mean the limitation of time within which an action must be begun pursuant to applicable law as in effect on the Closing Date.

      SECTION 10.6. SPECIFIC PERFORMANCE. Each party hereto acknowledges that the other party will have no adequate remedy at law if it fails to perform any of its obligations under this Agreement. In such event, the nondefaulting party shall have the right, in addition to any other rights it may have, to specific performance of this Agreement.

      SECTION 10.7. OTHER REMEDIES. Subject to the specific limitation herein, nothing contained in this Article X shall be in lieu of, or constitute a waiver of, any remedies at law or in equity that either party may otherwise have against the other party or a shareholder or any present or former officer or director of such other party.

      SECTION 10.8. SATISFACTION OF AWARDS. In the event of a Dispute resulting in an award in Purchaser's favor pursuant to Section 10.10, and the entire award is not paid to Purchaser within thirty (30) days of its demand, Purchaser shall first set-off such award against, or deduct from, any amounts due to Seller and Seller's Shareholders pursuant to Section 9.13 or Schedule
2.5.  Any awards in excess of amounts due pursuant to Section 9.13 or Schedule
2.5 shall next be satisfied from the Escrow Fund. No other set-off or deduction shall be permitted including set-off against Assumed Liabilities, the Employment Agreements or other obligations assumed by the Purchaser pursuant to this Agreement or the Collateral Agreements.

      SECTION 10.9. DEFENSE OF CLAIMS. If any Claim is made by a third person against a party hereto based on any action, proceeding or claim, the existence of which would entitle such party to indemnification hereunder, such claiming party shall with reasonable promptness give to the other party written notice of the Claim, describing the nature of the claim to the extent known to the claiming party, and request the other party to defend the same. The other party shall have the right to compromise, defend or settle such Liability at its expense, and shall give written notice to the claiming party of the commencement of such defense with reasonable promptness after receipt of the written notice of the Claim from the claiming party. Failure to receive notice from the claiming party shall not relieve the other party of any Liability which it might otherwise have to the claiming party under this Article X, unless the other party is materially prejudiced by such failure. The claiming party, its subsidiaries, successors and assigns shall be entitled to participate with the other party in such defense, but shall not be entitled in any way to release, waive, settle, modify or pay such Claim without the consent of the other party if the other party has assumed such defense. In the event the other party has assumed said defense and has employed counsel with respect thereto, the claiming party shall also be entitled to employ counsel at its expense. In the event the other party does not accept the defense of the matter as provided above, the claiming party shall have the full right to defend against such Liability, at the other party's expense, and shall be entitled to settle or agree to pay in full such claimed Liability in its sole discretion. In the event the other party shall assume the defense, the other party and the claiming party, and their subsidiaries, successors and assigns, shall cooperate in the defense of such action and the records of each shall be available to the other with respect to such defense.

      SECTION 10.10. ARBITRATION. The parties shall endeavor to resolve all disputes by agreement and to that end shall each provide the other with sufficient descriptions and information regarding its position to permit informed assessments and decisions. Any disagreement, Claim, demand, controversy, or dispute (collectively "Dispute") in any way arising out of or relating to this Agreement and its performance or alleged breach, whether involving questions of law or fact or both and regardless of the nature thereof or the remedy therefor, which is not settled by agreement of the parties shall be resolved as follows

            (a) the party alleging a Dispute shall by notice to the other party or parties, refer the Dispute to arbitration by a single arbitrator, if one can be agreed upon;

            (b) if with five (5) business days of the party alleging a Dispute giving notice to the other party or parties, a single arbitrator cannot be agreed upon, then each party shall select an arbitrator and such arbitrators shall select a third from lists provided by the parties;

            (c) the arbitration shall be held in Minneapolis, Minnesota, or in such other location as the parties may agree;

            (d) the arbitrator(s) shall, in the final award, order the losing party to pay all of the charges for such arbitration and all of the prevailing party's costs of arbitration including without limitation reasonable attorneys' fees and expenses, and expert witness fees and disbursements;

            (e) the decision of the arbitrator(s) shall be final and judgment thereon may be entered in any court of competent jurisdiction;

            (f) the arbitration proceedings and the decision of the arbitrator(s) shall be completed with due diligence so as to avoid unwarranted delays in resolution, and the arbitrator shall be jointly instructed to complete the arbitration within twenty (20) business days after commencement of the proceedings;

            (g) other than in an action for entry of judgment on an arbitration award, the existence of an arbitration proceeding commenced pursuant to this Section shall be sufficient ground to stay any suit, action, or proceeding instituted in any court or before an administrative tribunal with respect to any such Dispute pending arbitration of such Dispute and the arbitration award in connection with such Dispute shall be a complete defense to any suit, action, or proceeding instituted in any court or before an administrative tribunal with respect to such Dispute; and

            (h) the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association then existing.

                                  ARTICLE XI.
                                  TERMINATION

      SECTION 11.1. TERMINATION EVENTS. This Agreement may, by notice given on or before the Closing Date, in the manner hereinafter provided, be terminated and abandoned:

            11.1.1. MATERIAL DEFAULT. By Purchaser or Seller if the other party materially defaults or breaches the Agreement with respect to the due and timely performance of any of such other party's covenants and agreements contained herein, or with respect to due compliance with any of such other party's representations and warranties contained herein, and such default shall have not been cured within ten (10) days after receipt of notice from the party alleging default specifying such default with particularity.

            11.1.2. CONDITIONS NOT MET. By Purchaser if all of the conditions set forth in Article VII shall not have been satisfied (or are incapable of being satisfied) on or before Closing or waived by Purchaser on or before such date; or by Seller, if all of the conditions set forth in Article VIII shall not have been satisfied (or are incapable of being satisfied) by Closing or waived by Seller on or before such date.

            11.1.3. MUTUAL CONSENT. By mutual consent of the Boards of Directors of Purchaser and Seller.

            11.1.4. CLOSING NOT OCCURRED. By either Purchaser or Seller if the Closing shall not have occurred, through no fault of either party, on or before May 15, 1994, or such later date as may be agreed upon by the parties.

      SECTION 11.2. EFFECT OF TERMINATION. Each party's right of termination hereunder is in addition to any other rights it may have hereunder or otherwise. If this Agreement is rightfully terminated pursuant to Section 11.1, all further obligations of the parties hereunder shall terminate, except for the obligations set forth in Sections 12.6, 12.7 and in the Nondisclosure Agreement.

                                  ARTICLE XII.
                                 MISCELLANEOUS

      SECTION 12.1. COMPLETE AGREEMENT. This Agreement, including the Schedules and Exhibits attached hereto and the documents and agreements referred to herein, shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous negotiations, commitments, and writings with respect to such subject matter.

      SECTION 12.2. CERTIFICATES OF PARTIES. The parties hereby agree that any certification of the parties' representations and warranties by a member of the parties' management shall not be a defense to any claim for indemnification hereunder.

      SECTION 12.3. WAIVER, DISCHARGE, ETC. This Agreement may not be released, discharged, abandoned, changed, or modified in any manner, except by an instrument in writing signed on behalf of each of the parties by their duly authorized representatives. Except as provided in Section 6.5 the failure of any party to enforce at any time any of the provisions of this Agreement shall in no way be construed to waive any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

      SECTION 12.4. NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be effective upon the earliest of: (a) personal service, (b) upon receipt if mailed, (c) the next business day, if sent by overnight courier within the United States, or (d) upon confirmation (including electronic verification) of receipt of a facsimile message, addressed:

            if to Seller or to Seller's Shareholders, to:

                  T.K. Gray, Inc.
                  2812 South Anthony Lane
                  Minneapolis, MN  55418
                  Attn:  Steven B. Barnes
                  Fax No.: (612) 782-2703

                  with a copy to:

                         Ross, Rosenblatt & Wilson, Ltd.
                         4000 Piper Jaffray Tower
                         222 South Ninth Street
                         Minneapolis, MN  55402
                         Attn:  Mark L. Wilson, Esq.
                         Fax No.: (612) 338-1131

            and if to Purchaser to:

                  Momentum Corporation
                  Koll Center Bellevue
                  Suite 1900
                  500-108th Avenue N.E.
                  Bellevue, Washington 98004
                  Attn.:  Barry C. Maulding, Esq.
                  Fax No.: (206) 646-6574
                         with a copy to:

                         Preston Gates & Ellis
                         5000 Columbia Center
                         701 Fifth Avenue
                         Seattle, Washington  98104-7078
                         Attn:  Richard B. Dodd, Esq.
                         Fax No. (206) 623-7022

      Notice may be given at such other addresses as may hereafter be furnished in writing by the respective parties if given in the manner required above.

      SECTION 12.5. PUBLIC ANNOUNCEMENTS. No party shall issue any press release or public announcement in connection with this Agreement or the transactions contemplated hereby without the prior written consent of the other parties except for disclosures which Purchaser shall have determined in its sole good faith discretion to be required by applicable securities laws.

      SECTION 12.6. EXPENSES. Whether the transactions contemplated by this Agreement are consummated or fail to be consummated for any reason whatsoever, each of the parties shall pay its own expenses and the fees of its counsel, accountants, brokers, finders, and other experts and all such expenses and fees in excess of Sixty Four Thousand Five Hundred Eighty-Two Dollars ($64,582) shall be Retained Liabilities and not Assumed Liabilities.

      SECTION 12.7. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors or assigns of the parties hereto, and may be assigned by any party, provided that:
(a) such assignment shall not relieve the assignor from its obligations described hereunder, and (b) such assignment has the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, provided Purchaser hereby consents to Seller's assignment of its rights under this Agreement after the Closing to a liquidating trust and/or to Seller's Shareholders in whole or in part and Seller hereby consents to the assignment by Purchaser after the Closing in connection with a merger or other business combination with Phillips & Jacobs, Incorporated.

      SECTION 12.8. EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other parties.

      SECTION 12.9. TITLES AND HEADINGS. Titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

      SECTION 12.10. SCHEDULES. The Schedules to this Agreement shall be construed with, and as an integral part of, this Agreement to the same extent as if the same had been set forth verbatim herein; provided that any inconsistency or ambiguity existing between the Schedules and this Agreement shall be resolved in favor of the Agreement.

      SECTION 12.11. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware as applied to agreements entered into and entirely to be performed within that jurisdiction.

      SECTION 12.12. INCORPORATION BY REFERENCE OF EXHIBITS AND SCHEDULES. The following Exhibits and Schedules are appended to this Agreement and are incorporated herein by reference:

      Exhibits                 Title
      --------                 -----
      6.2.1(a)                 Bill of Sale, Assumption and Assignment Agreement
      6.2.1(b)                 Form of Escrow Agreement
      6.2.2(a)(1)-(5)          Employment Agreements
      6.2.2(b)(1)-(9)          Noncompetition Agreements
      6.3.2                    Seller's and Seller's Shareholders' Compliance Certificate
      6.3.5                    Opinion of Ross, Rosenblatt and Wilson, Ltd.
      6.4.2                    Purchaser's Compliance Certificate
      6.4.4                    Opinion of Preston Gates & Ellis

      Schedules                Titles
      ---------                ------
      2.1.1                    Inventory
      2.1.2(a)                 Accounts Receivable
      2.1.2(b)                 Other Receivables
      2.1.3                    Fixed Assets
      2.1.4                    Real Property Leases
      2.1.5                    Personal Property Leases
      2.1.7                    Permits
      2.1.8                    Material Contracts
      2.1.9                    Intellectual Property Rights
      2.5                      Purchaser's Credit Against Purchase Price

      [ BALANCE OF PAGE INTENTIONALLY LEFT BLANK. ]

      2.2                      Excluded Assets
      3.1                      Foreign Qualifications
      3.2(a)                   Seller's Required Consents
      3.2(b)                   Seller's Shareholders' Required Consents
      3.3                      Condition of Acquired Assets
      3.4                      Compliance with Laws
      3.5                      Litigation
      3.7.2                    Employee Plans
      3.7.3                    Modification of Employee Plans and Certain Salaries
      3.9                      Other Liabilities
      3.10                     Material Reports and Returns Not Filed
      3.11                     Changes, Events and Conditions
      3.14                     Certain Interests
      3.18                     Insurance
      5.3                      1994 Projections
      5.7                      Required Consents
      9.2.4                    Seller's Employment Agreements

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereof.

T.K. GRAY, INC.                      MOMENTUM CORPORATION


By STEVEN B. BARNES                  By JOHN H. GODDARD
   -----------------------------        -------------------------------
   Its CEO                              Its President


CHRISTINE O. BARNES
- - --------------------------------
Christine O. Barnes


STEVEN B. BARNES
- - --------------------------------
Steven B. Barnes


KURT L. HOLZINGER
- - --------------------------------
Kurt L. Holzinger

BRAD HOLZINGER IRREVOCABLE TRUST
 U/A DATED JULY 24, 1989


By KURT L. HOLZINGER
   ------------------------------
   Kurt L. Holzinger, Trustee

KYLE HOLZINGER IRREVOCABLE TRUST
 U/A DATED JULY 24, 1989


By KURT L. HOLZINGER
   ------------------------------
   Kurt L. Holzinger, Trustee


JOHN M. CARNAHAN
- - ---------------------------------
John M. Carnahan


JAMES L. MENNE
- - ---------------------------------
James L. Menne

MICHAEL MENNE IRREVOCABLE TRUST
 U/A DATED JULY 24, 1989


By JAMES L. MENNE
   ------------------------------
   James L. Menne, Trustee

MARLA MENNE IRREVOCABLE TRUST
 U/A DATED JULY 24, 1989


By JAMES L. MENNE
   ------------------------------
   James L. Menne, Trustee